UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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BLOOMIN’ BRANDS, INC.
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Bloomin’ Brands, Inc.
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607
March __, 2022

Dear Bloomin’ Brands Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Bloomin’ Brands, Inc. on Tuesday, April 19, 2022, at 8:00 a.m. (EDT). This year’s meeting will be held at our Restaurant Support Center at 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607. Simultaneously, the annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting, submit questions and vote online during the meeting by logging onto www.meetnow.global/M4Z9DPS using your 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on your Proxy Card. The purpose of the meeting is detailed in the Notice of Annual Meeting of Stockholders and the Proxy Statement.
In light of ongoing public health concerns regarding the coronavirus (COVID-19) pandemic, I encourage you to participate virtually rather than in person. If you plan to attend the meeting virtually, please review the applicable instructions for registration and/or attendance included in the “Voting” section of the accompanying proxy statement.
To provide you with the information you need to make an informed vote, most of our stockholders will receive our proxy materials over the internet. Your vote is important regardless of the number of shares you own, and we encourage you to vote on the internet whether or not you plan to attend the meeting. Alternatively, you may vote by telephone or, if you received the proxy materials in the mail, by completing, signing, dating, and returning the paper proxy card in the enclosed prepaid and addressed envelope.
Thank you for considering the matters presented in the proxy statement and please vote as soon as you are able.
On behalf of the Board of Directors and Bloomin’ Brands’ management, thank you for your support.

David Deno, Chief Executive Officer

BLOOMIN’ BRANDS, INC.
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 19, 2022

The Annual Meeting of Stockholders of Bloomin’ Brands, Inc. (the “Company”) will be held at Corporate Center One, 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607 on Tuesday, April 19, 2022, at 8:00 a.m. (EDT) for the following purposes:

1.To elect two members to the Company’s Board of Directors (the “Board” or “Board of Directors”), each for a one-year term expiring in 2023

2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 25, 2022

3.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers

4.To approve amendments to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to remove supermajority voting requirements

5.To approve amendments to the Company’s Charter to provide stockholders holding 25% or more of our common stock with the right to request special meetings of stockholders

6.To vote on a stockholder proposal regarding stockholders’ right to request a special meeting.

Due to the continuing public health impact of the COVID-19 pandemic, this year’s meeting also will be simultaneously conducted virtually via live audio webcast. You will be able to attend and participate in the meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetnow.global/M4Z9DPS. If you plan to attend the meeting virtually, please review the applicable instructions for registration and/or attendance included in the “Voting” section of the accompanying proxy statement. The foregoing items of business are more fully described in the accompanying proxy statement. The record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is February 25, 2022.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting at the annual meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you are a registered holder and decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Kelly Lefferts, Secretary

Tampa, Florida
March __, 2022

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 19, 2022:

This notice of annual meeting of stockholders, the accompanying proxy statement, and our 2021 annual report to stockholders are available at www.edocumentview.com/BLMN.

Page No.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1
PURPOSE OF MEETING	1
VOTING	1
Voting Rights	1
Recommendations of the Board of Directors	2
Voting via the Internet, by Telephone or by Mail	3
Electronic Delivery	3
Changing or Revoking Your Proxy	4
Attending the Annual Meeting	4
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	6
Nominees for Election at this Annual Meeting	6
Recommendation of the Board of Directors	7
Directors Continuing in Office	7
Board Overview	10
Board Committees and Meetings	11
Independent Directors	14
Arrangements or Understandings Regarding Service as a Director	14
Nominees for the Board of Directors	14
Board Leadership Structure	15
Board’s Role in Risk Oversight	16
Code of Conduct	16
Stockholder Communications with the Board of Directors	16
Director Compensation	16
PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM	19
General	19
Principal Accountant Fees and Services	20
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor	20
Recommendation of the Board of Directors	20
PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION	21
General	21
Recommendation of the Board of Directors	21
PROPOSAL NO. 4 - APPROVAL OF AMENDMENTS TO THE COMPANY’S CHARTER TO REMOVE SUPERMAJORITY VOTING REQUIREMENTS	22
General	22
Background	22
Effects of the Amendment and Procedural Matters	22
Recommendation of the Board of Directors	23
PROPOSAL NO. 5 - APPROVAL OF AMENDMENTS TO THE COMPANY’S CHARTER TO PROVIDE STOCKHOLDERS HOLDING 25% OR MORE OF OUR COMMON STOCK THE RIGHT TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS	24
General	24
Background	24
Overview and Effects of the Amendments	24
The Stockholder Proposal Regarding Special Meeting Rights	26
Procedural Matters	26
Recommendation of the Board of Directors	27

BLOOMIN’ BRANDS, INC.
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Bloomin’ Brands, Inc., a Delaware corporation (“Bloomin’ Brands,” “Company,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held at Corporate Center One, 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607 and virtually via live audio webcast at www.meetnow.global/M4Z9DPS, where you will be able to participate and vote live, at 8:00 a.m. (EDT) on Tuesday, April 19, 2022, and at any adjournments or postponements of the annual meeting. If you plan to attend the meeting virtually, please review the applicable instructions for registration and/or attendance under the “Voting” section of this proxy statement. We have chosen to hold a virtual as well as in-person meeting in light of public health concerns associated with the ongoing COVID-19 situation. You can attend this meeting in person or via the live audio webcast with the same effect. These proxy materials are first being distributed or otherwise sent to stockholders on or about March __, 2022.

PURPOSE OF MEETING
The specific proposals to be considered and acted upon at the annual meeting are:

1.To elect two members to the Company’s Board of Directors, each for a one-year term expiring in 2023

2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 25, 2022

3.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers

4.To approve amendments to the Company’s Charter to remove supermajority voting requirements

5.To approve amendments to the Company’s Charter to provide stockholders holding 25% or more of our common stock with the right to request a special meeting of stockholders

6.To vote on a stockholder proposal regarding stockholders’ right to request a special meeting

Each proposal is described in more detail in this proxy statement.

VOTING
Voting Rights

Only stockholders of record of Bloomin’ Brands common stock on February 25, 2022, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were [ ] shares of our common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum for the annual meeting. Abstentions and “broker non-votes” will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the annual meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A bank, broker or other nominee may exercise its discretionary voting power with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm (“Independent Auditor”) for the fiscal year ending December 25, 2022 (Proposal 2), but does not have discretion to vote with respect to the election of directors (Proposal 1), the non-binding advisory approval of the compensation of the Bloomin’ Brands named executive officers (Proposal 3), the approval of amendments to the Company’s Charter to remove supermajority voting requirements (Proposal 4), the approval of amendments to the Company’s Charter to provide stockholders holding 25% or more of our common stock with the right to request a special meeting of stockholders (Proposal 5) or the stockholder proposal regarding stockholders’ right to request a special meeting (Proposal 6).

A majority of votes cast at the annual meeting is required to elect directors in uncontested elections (Proposal 1). A “majority of votes cast” means that the number of shares voted “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee in order for such nominee to be elected as a director at the annual meeting. Any incumbent director who receives fewer “FOR” votes than “AGAINST” votes is required to offer his or her irrevocable resignation. Our Nominating and Corporate Governance Committee will consider the offer of resignation and make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director. The Board will then act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by filing a Form 8-K or other appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and the rationale for its decision within a period of 90 days following certification of the election results.

Proposals 2, 3 and 6 require the approval of the holders of a majority of votes properly cast on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a majority of the votes cast. Proposals 2 (ratification of the appointment of Independent Auditor), 3 (advisory approval of the compensation of the named executive officers) and 6 (stockholder proposal regarding stockholders’ right to request a special meeting) are not binding on the Company or the Board. The Board or the appropriate committee will review and consider the results of the votes on these proposals.

Proposal 4 (approval of the amendments to the Company’s Charter to remove supermajority voting requirements) and Proposal 5 (approval of the amendments to the Company’s Charter to provide stockholders holding 25% or more of our common stock with the right to request a special meeting of stockholders) each require the approval of the holders of 75% of the shares outstanding and entitled to vote at the meeting. Abstentions and broker non-votes will have the effect of a vote against the proposal.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Bloomin’ Brands Board of Directors recommends that you vote:

•FOR each of the nominees to the Board of Directors, each for a one-year term expiring in 2023 (Proposal 1)

•FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the fiscal year ending December 25, 2022 (Proposal 2)

•FOR the non-binding advisory approval of the compensation of our named executive officers (Proposal 3)

•FOR the amendments to the Company’s Charter to remove supermajority voting requirements (Proposal 4)

•FOR the amendments to the Company’s Charter to provide stockholders holding 25% or more of our common stock with the right to request a special meeting of stockholders (Proposal 5)

•AGAINST the stockholder proposal regarding stockholder rights to request a special meeting (Proposal 6)

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), then you may vote either at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the internet, by telephone or by mail and your shares will be voted at the annual meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the internet or by telephone are set forth on the proxy card or such holders can complete, sign, date and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the internet or by telephone or receive a paper proxy card to vote by mail.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR all director nominees, FOR Proposals 2, 3, 4 and 5, and AGAINST Proposal 6.

Beneficial Holders

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), and you wish to vote your shares at the annual meeting, you must follow the procedures provided by the nominee that holds your shares for obtaining a legal proxy to vote such shares at the annual meeting, as well as the registration instructions provided below under “Registering to Attend the Annual Meeting.” Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

If you do not provide voting instructions to your nominee, the nominee will not vote your shares on the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our named executive officers (Proposal 3), the amendments to the Company’s Charter to remove supermajority voting requirements (Proposal 4), the amendments to the Company’s Charter to provide stockholders holding 25% of more of our common stock the right to request a special meeting of stockholders (Proposal 5) or the stockholder proposal regarding stockholders’ right to request a special meeting (Proposal 6). However, your nominee will be able to exercise its discretionary voting power with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the fiscal year ending December 25, 2022 (Proposal 2) and would be able to cause your shares to be counted as present at the annual meeting for purposes of determining a quorum.

Electronic Delivery

Stockholders who have elected to receive our 2022 proxy statement and 2021 annual report to stockholders electronically will be receiving an email on or about March __, 2022, with information on how to access stockholder information and instructions for voting.

If you received your Notice of Internet Availability of Proxy Materials or all of your annual meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and reduces printing and mailing costs. With electronic delivery, you will be notified by email when the annual report on Form 10-K and proxy statement are available on the internet, and you can submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your Bloomin’ Brands stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting at the annual meeting if you obtain a legal proxy as described above.

Attending the Annual Meeting

The annual meeting will be at 8:00 a.m. (EDT) on Tuesday, April 19, 2022 at our Restaurant Support Center in Tampa, Florida. The meeting will simultaneously be conducted virtually via live audio webcast. You are entitled to participate in the annual meeting only if you were a stockholder of record of the Company or beneficial holder of our common shares as of the close of business on February 25, 2022, the record date.

In accordance with our bylaws, a list of all stockholders entitled to vote at the annual meeting, the address of each such stockholder and the number of shares registered in the name of such stockholder, will be available for review during the annual meeting by stockholders at the Restaurant Support Center and on the virtual meeting platform.

Attending in Person

Due to the continuing COVID-19 pandemic, we encourage you to participate virtually rather than in person. If you plan to attend in-person, you will need a valid government-issued photo identification and either an admission ticket or proof of ownership of our common stock as of February 25, 2022. If you are a registered owner, your Notice of Internet Availability of Proxy Materials will be your admission ticket. If you received the proxy statement and annual report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please bring the ticket with you for admission to the annual meeting. If your shares are held in the name of a bank, broker or other nominee, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

Attending Virtually

You will be able to attend the annual meeting online, vote your shares and submit your questions during the meeting by visiting www.meetnow.global/M4Z9DPS. To participate in the meeting, you must have your 15-digit control number assigned by Computershare. If you are a stockholder of record and wish to attend the virtual meeting, you will need to review the information and instructions included on your proxy card. If you hold your shares through an intermediary, such as a bank, broker, or other nominee, you must register in advance using the instructions below. You may vote your shares and will have the opportunity to submit questions during the virtual meeting by following the instructions available on the meeting website. The online meeting will begin promptly at 8:00 a.m. (EDT). We encourage you to access the meeting prior to the start time, leaving ample time for check in.

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare), you do not need to register to attend the meeting virtually. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the meeting virtually. To register to attend the meeting virtually, you must (1) follow the procedures provided by the nominee that holds your shares for obtaining a “legal proxy” and (2) register with Computershare by submitting proof of your legal proxy reflecting your holdings of common stock of the Company along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m. (EDT) on April 15, 2022. You will receive a confirmation of your registration, with a 15-digit control number, by email after Computershare receives your registration materials. At the time of the meeting, go to www.meetnow.global/M4Z9DPS and enter your control number.

Requests for registration should be directed to Computershare at the following:

•By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail, to: Computershare, Bloomin’ Brands, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of ten directors. The Board is currently divided into three classes. Class I and Class II each contain three directors and Class III contains four directors. Previously, each of the classes was elected to serve three-year terms that were staggered such that one-third of the Board membership, or as near to one-third as possible, was elected at each annual meeting. At last year’s annual meeting, our stockholders approved amendments to our Certificate of Incorporation to phase out the classification of the Board by 2024 and to provide instead for the annual election of directors commencing with those directors up for election at our 2022 annual meeting. Directors previously selected to serve three-year terms will serve the remainder of such terms before standing for re-election.

As of the 2022 annual meeting, the size of the Board will be reduced to nine directors. Wendy A. Beck’s term ends as of the annual meeting, and she is not standing for reelection. This decision was not as a result of any disagreement with the Board or with the Company’s management. At this annual meeting, stockholders will consider the election of two directors for one-year terms ending in 2023. The current terms of office of the other Class I directors, Tara Walpert Levy and Elizabeth A. Smith, will also expire on the day of this annual meeting (as soon as they or their successors are elected), and Mses. Levy and Smith have each been nominated for election by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee.

Proxies may not be voted for a greater number of persons than the number of nominees named. The proxy holders intend to vote all proxies received by them for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

The following provides information regarding the business experience and qualifications of each of the nominees:

Tara Walpert Levy, 48, has served as a director since July 2013 and is currently Chair of the Nominating and Corporate Governance Committee. Ms. Levy has been Vice President, Americas for YouTube, a Google-owned video platform, since November 2021. Prior to that, she was the Vice President of Agency and Brand Solutions for Google, Inc. (“Google”), a leading developer and marketer of commercial and consumer technologies, from April 2017 to November 2021. Ms. Levy joined Google in 2011, serving as Managing Director of Global Ad Market Development from June 2011 to September 2014 and then as Vice President of Agency Solutions from October 2014 to March 2017.

The Board of Directors believes that Ms. Levy’s qualifications to serve as a Board member include her executive management experience; her sales and marketing expertise; and her focus on digital media and marketing, technology, including data management and security, and innovation and culture.

Elizabeth A. Smith, 58, has served as a director since November 2009. Ms. Smith formerly served as Executive Chairman, from April 2019 to March 2020, as Chairman of the Board, from January 2012 to April 2019, and as our Chief Executive Officer, from November 2009 to April 2019. Prior to joining the Company, Ms. Smith held senior leadership positions with Avon Products, Inc., a manufacturer of beauty products, and, before that, served in various capacities for Kraft Foods Inc., a multinational confectionery, food and beverage conglomerate. Ms. Smith is a member of the Board of Directors of Hilton Worldwide Holdings, Inc., a leading global hospitality company, where she serves as Chair of the Nominating and ESG Committee. She previously served as a member of the Board of Directors of The Gap, Inc., an American worldwide clothing and accessories retailer, from March 2020 to June 2021, and was a member of the

Compensation and Management Development Committee. Ms. Smith currently serves as the Chairman of the Board for the Federal Reserve Bank of Atlanta.

The Board of Directors believes that Ms. Smith’s qualifications to serve as a Board member include her extensive experience with global companies and retail sales, her expertise in corporate strategy development, and her knowledge of marketing, sales, supply chain and information technology systems.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the election of Mses. Levy and Smith.

Directors Continuing in Office

The following are the directors who will continue in office after this annual meeting:

Directors Continuing in Office for a Term Expiring at the 2023 Annual Meeting (Class II)

James R. Craigie, 68, has served as a director since November 2013 and was appointed Chairman of the Board in March 2020. Mr. Craigie served as Lead Independent Director from April 2015 until March 2020. He currently serves on the Board of Directors and as a member of the Executive Committee of Church & Dwight Co., Inc. (“Church & Dwight”), a leading developer, manufacturer and marketer of consumer household and personal care products, a position he has held since July 2004. He previously served as non-Executive Chairman of Church & Dwight from January 2016 to May 2019, as Executive Chairman and Chief Executive Officer from May 2007 to December 2015 and as President and Chief Executive Officer from July 2004 to May 2007. Mr. Craigie currently serves on the Board of Directors of Newell Brands Inc., a leading global consumer goods company, where he also serves on the Nominating/Governance Committee and chairs the Organizational Development & Compensation Committee. Since February 2018, Mr. Craigie also has served on the Advisory Board for Cove Hill Partners, LLC, a private equity firm focused on high quality consumer and technology companies. He previously served as a member of the Board of Directors of the Meredith Corporation, a media and marketing services company, from November 2006 to May 2014, and as a member of the Board of Directors of TerraVia Holdings, Inc., a food, nutrition and specialty ingredients company, from September 2013 to December 2017.

The Board of Directors believes that Mr. Craigie’s qualifications to serve as Chairman of the Board and as a Board member include his extensive experience leading a consumer brand company, as well as his experience as a chairman and chief executive officer of a public company.

David J. Deno, 64, currently serves as our Chief Executive Officer and as a director since April 2019. He previously served as our Executive Vice President and Chief Financial and Administrative Officer from October 2013 to April 2019 and as Executive Vice President and Chief Financial Officer from May 2012 to October 2013. Prior to joining the Company, Mr. Deno was Chief Financial Officer of the International division of Best Buy Co., Inc. from December 2009 to May 2012. He also previously served as Chief Financial Officer and later Chief Operating Officer of YUM! Brands, Inc. Mr. Deno currently serves on the Board of Directors of Krispy Kreme, Inc.

The Board of Directors believes that Mr. Deno’s qualifications to serve as a Board member include his extensive restaurant industry experience, financial expertise and public company executive experience.

Lawrence V. Jackson, 68, has served as a director since July 2020. He has served since 2008 as a Senior Advisor with New Mountain Capital, LLC, a manager of private equity funds based in New York, and since 2007 as Chair of the Board of SourceMark LLC, a medical and surgical product innovation, manufacturing and distribution company. Previously, Mr. Jackson served as the President and Chief Executive Officer of the global procurement division and as the Executive Vice President and Chief People Officer at Walmart,

Inc. (formerly Wal-Mart Store, Inc.) from 2004 to 2007. Prior to that, Mr. Jackson was President and Chief Operating Officer from 2003 to 2004 of Dollar General Corporation and was Senior Vice President, Supply Chain Operations, for Safeway, Inc. Mr. Jackson was also with PepsiCo, Inc. for 16 years in various executive roles. In connection with his position at New Mountain Capital, Mr. Jackson serves on the boards of several portfolio companies. Mr. Jackson currently serves on the board of Assurant, Inc., a global provider of risk management products and services, where he is Chair of the Compensation Committee and a member of the Nominating and Governance Committee; and John Bean Technologies Corporation, a food processing machinery and airport equipment company. Mr. Jackson previously served as a director of Parsons Corporation and as Chair of its Compensation Committee, and as a director of Snyder’s-Lance, Inc.

The Board of Directors believes that Mr. Jackson’s qualifications to serve as a Board member include his experience in senior executive roles for major retailers and consumer food and beverage companies, as well as his knowledge regarding food manufacturing, distribution and supply chain operations.

Directors Continuing in Office for a Term Expiring at the 2024 Annual Meeting (Class III)

David R. Fitzjohn, 65, has served as a director since February 2014 and currently serves as Chair of the Compensation Committee. Since November 2012, Mr. Fitzjohn has been Chairman of the Board of Pizza Hut UK, Ltd., which owns and operates pizza restaurants in the United Kingdom. Mr. Fitzjohn has served as the Managing Director of Sahana Enterprises Ltd. and Sahana Estates Ltd., privately-held real estate development, investment and restaurant industry consulting businesses, since 2006. Previously, Mr. Fitzjohn was the Managing Director of YUM! Brands Europe, a subsidiary of YUM! Brands, Inc. that operates quick service restaurants. In addition, Mr. Fitzjohn has held numerous executive management positions at Burger King Worldwide, Inc., which owns and operates fast food hamburger restaurants, as well as at retailers Grand Metropolitan and Laura Ashley. From April 2006 to April 2014, he served as a non-executive director of Rosinter Restaurant Holdings, a Russian public company that operates casual dining restaurants.

The Board of Directors believes that Mr. Fitzjohn’s qualifications to serve as a Board member include his many years of executive management experience, industry expertise and experience with international markets.

John P. Gainor, Jr., 65, has served as a director since July 2020. Mr. Gainor served as President and CEO of International Dairy Queen, a subsidiary of Berkshire Hathaway, from July 2008 until his retirement in December 2017. Mr. Gainor was with International Dairy Queen starting in 2003 and served as its Chief Supply Chain Officer prior to being named President and CEO. From 2000 to 2003, he was President and Co-Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies. Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with Consolidated Distribution Corporation, AmeriServe Distribution Corporation, and Warner Lambert Corporation. Mr. Gainor also served as a director of Jack in the Box, Inc. from May 2019 until February 2021 and was a member of the Audit and Finance Committees. He has served as a director of Saia, Inc. since February 2016 and is currently the Chair of its Nominating and Governance Committee and a member of its Audit Committee. He has served as a director of TreeHouse Foods, Inc. since March 2021 and is a member of the Compensation Committee.

The Board of Directors believes that Mr. Gainor’s qualifications to serve as a Board member include his significant business experience as a former President and CEO of an internationally-known fast food restaurant chain and his more than 40 years of logistics and supply chain experience.

John J. Mahoney, 70, has served as a director since May 2012 and currently serves as Chair of the Audit Committee. Mr. Mahoney retired as Vice Chairman of Staples, Inc., a multinational office supply retailer, in July 2012, a position he held since January 2006. Mr. Mahoney served as Chief Financial Officer of

Staples, Inc. from September 1996 to February 2012. Before joining Staples, Inc., he was a partner with the accounting firm of Ernst & Young LLP, where he worked for 20 years, including service in the firm’s National Office - Accounting and Auditing group. Mr. Mahoney currently serves on the Board of Directors of Chico’s FAS, Inc., a clothing retailer, where he is the Chair of the Compensation & Benefits Committee and a member of the Audit Committee; and Burlington Stores, Inc., a consumer retailer, where he is the Chairman of the Board. Mr. Mahoney previously served on the Board of The Michaels Companies, Inc., where he was Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

The Board of Directors believes that Mr. Mahoney’s qualifications to serve as a Board member include his experience as a financial executive for a large public company, experience as a director for other public companies, and experience as a certified public accountant, as well as his expertise in the retail industry, including accounting, controls, financial reporting, finance, risk management and financial management.

R. Michael Mohan, 54, has served as a director since October 2017. He served as the President and Chief Operating Officer of Best Buy Co., Inc. (“Best Buy”), a leading provider of technology products, services and solutions, from June 2019 to July 2021. He was Chief Operating Officer for Best Buy from September 2018 until June 2019. Prior to that, he served as Senior Executive Vice President and Chief Merchandising and Marketing Officer for Best Buy from January 2014 to September 2018, as Senior Vice President and President of the Home Business Group for Best Buy from January 2013 to January 2014, and as Senior Vice President of Merchandising for Best Buy from April 2008 to January 2013. Mr. Mohan joined the Board of Directors of Petco Health and Wellness Company, Inc. in March 2021 and currently serves as the Lead Independent Director.

The Board of Directors believes that Mr. Mohan’s qualifications to serve as a Board member include his many years of retail and management experience, coupled with his digital marketing acumen.

Board Overview

Our Board is currently comprised of nine individuals selected on the basis of numerous criteria, including business experience, industry knowledge and other fields of significant knowledge, good character, sound judgement, integrity and diversity. We view the effectiveness of our Board through both an individual and collective lens and believe that our Board is optimized to support and guide the Company.

Board Snapshot

6.3 Years Average Tenure

0-4 years: 50%
5-8 years: 30%
9-12 years: 20%

Note: The information above is based on Board composition as of January 4, 2022, when the data was collected. The Board size will be reduced to nine directors as of the 2022 annual meeting. Wendy A. Beck’s term ends as of the 2022 annual meeting and she is not standing for reelection.

Board Diversity Matrix

BOARD DIVERSITY MATRIX (AS OF JANUARY 4, 2022)(1)
BOARD SIZE:
Total number of directors	10(1)

GENDER IDENTITY:	FEMALE	MALE	NON- BINARY	DID NOT DISCLOSE GENDER
Number of directors based on gender identity	3	7	—	—
Number of directors who identity in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native and Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
__________________
(1)As of the 2022 annual meeting, the size of the Board will be reduced to nine directors. Wendy A. Beck’s term ends as of the 2022 annual meeting, and she is not standing for reelection.

Board Committees and Meetings

During our fiscal year ended December 26, 2021, the Board of Directors held six meetings. During fiscal 2021, each incumbent director attended at least 75% of the aggregate of (i) the total number of Board meetings (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all Board committees on which he or she served (during the period that he or she served). Directors are strongly encouraged to attend the annual meeting of stockholders. All of our directors who were then on the Board of Directors attended our 2021 annual meeting of stockholders.

We have three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Governance—Governance Documents” in the “Investors” section of our website, www.bloominbrands.com.

Under our Corporate Governance Guidelines, committee members may serve a maximum of five one-year terms, which enables committee members to rotate periodically to different committees. In addition, committee chairs may serve a maximum of five one-year terms in order to facilitate the rotation of committee chairs while preserving experienced leadership. Upon reaching the completion of the fifth one-year term, the committee member or committee chair, as the case may be, must tender his or her resignation to the Board, to be effective immediately at the end of such director’s then-current term.

Under the rules of the NASDAQ Stock Market (“NASDAQ”), our Board of Directors must consist of a majority of directors who meet NASDAQ’s independence requirements (“Independent Directors”) and the Audit, Compensation, and Nominating and Corporate Governance Committees must be composed entirely of Independent Directors. See “Independent Directors” for additional information regarding these independence requirements and our satisfaction of these requirements.

The members and chairs of the committees, as of the date of this proxy statement, are identified in the following table:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Wendy A. Beck		X
James R. Craigie	X
David R. Fitzjohn		Chair
John P. Gainor, Jr.			X
Lawrence V. Jackson	X
Tara Walpert Levy			Chair
John J. Mahoney	Chair		X
R. Michael Mohan		X

Audit Committee

The purposes of the Audit Committee are set forth in the Audit Committee charter and are primarily to assist the Board of Directors in overseeing:

•the integrity and overall quality of our financial statements

•the effectiveness of our internal control over financial reporting

•our compliance with legal and regulatory requirements

•the Independent Auditor’s qualifications and independence

•the evaluation of enterprise risk issues

•the performance of our internal audit function and Independent Auditor

The Audit Committee is also responsible for the appointment, compensation and oversight of the Independent Auditor, as well as the selection and replacement of the lead audit partner of the Independent Auditor.

The Audit Committee reviews and discusses with management and the Independent Auditor mandatory filings and financial information to be included in our audited financial statements, results and performance, including the quality of the accounting principles, the clarity of the disclosures in the financial statements and the adequacy and effectiveness of internal controls. The Audit Committee also reviews earnings press releases.

The Audit Committee reviews significant reports to management prepared by the Company’s internal audit team and management’s responses and discusses with management and the Independent Auditor the internal audit team’s responsibilities, activities, organizational structure, staffing, qualifications and budget. The Audit Committee also meets regularly with our internal audit team to review and discuss the internal audit scope, plan and results of internal audit activities.

The Audit Committee also reviews and discusses with management, the internal audit team and the Independent Auditor enterprise risk issues, including cyber security, and the steps management has taken to monitor and control such risk exposures. The Audit Committee receives and evaluates quarterly updates from our head of Information Security regarding the Company’s cyber security program and the management of cyber security risk.

Mr. Mahoney was determined by our Board of Directors to be an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K and is independent within the meaning of the NASDAQ listing rules for audit committee members. All of the members meet the requirements for audit committee members under applicable NASDAQ rules regarding the ability to read and understand financial statements.

The Audit Committee held seven meetings during fiscal 2021.

Compensation Committee

The purposes of the Compensation Committee are set forth in the Compensation Committee charter and are primarily to:

•oversee our executive compensation policies and practices

•discharge the responsibilities of our Board of Directors relating to executive compensation of our Chief Executive Officer (“CEO”) and our other executive officers

•review and approve certain compensation and employee benefit plans, policies and programs; and exercise discretion in the administration of such programs

•produce, approve and recommend to our Board of Directors for its approval reports on compensation matters required to be included in our annual proxy statement or annual report, in accordance with applicable rules and regulations

For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” within “Executive Compensation and Related Information.”

The Compensation Committee held 11 meetings during fiscal 2021.

Nominating and Corporate Governance Committee

The purposes of the Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee charter and are primarily to:

•identify and evaluate individuals qualified to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders or to recommend persons to otherwise fill vacancies on the Board of Directors

•review and recommend to our Board of Directors committee structure, membership and operations, including oversight regarding the rotation of committee members

•develop and recommend to our Board of Directors a set of corporate governance guidelines

•oversee annual performance evaluation of our Board of Directors, each committee of the Board and each individual director, plus an even more in-depth performance review of each of the foregoing led by an outside consultant at least every two years

•advise the Board regarding director succession planning

•review and assess the effectiveness of the Company’s environmental and social responsibility, and our governmental policies, goals and programs, and make recommendations to the Board based on such review and assessment

The Nominating and Corporate Governance Committee held six meetings during fiscal 2021.

Independent Directors

Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of NASDAQ. The Nominating and Corporate Governance Committee evaluates the relationships of each director and director nominee and makes a recommendation to the Board of Directors as to whether to make an affirmative determination that such director or director nominee is independent. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that: (a) Messrs. Craigie, Fitzjohn, Gainor, Jackson, Mahoney and Mohan and Mses. Beck and Levy are independent under the criteria established by NASDAQ for director independence; (b) Messrs. Craigie, Jackson and Mahoney are independent under the criteria established by NASDAQ for audit committee membership; and (c) Messrs. Fitzjohn and Mohan and Ms. Beck are independent under the criteria established by NASDAQ for compensation committee membership.

Arrangements or Understandings Regarding Service as a Director

Messrs. Gainor and Jackson (the “JANA Nominees”) were appointed by the Board of Directors on July 1, 2020 pursuant to an agreement that we entered into on April 8, 2020 (the “2020 JANA Agreement”) with JANA Partners LLC (“JANA Partners”). Mr. Gainor was appointed as a Class III director for a term expiring at the 2021 annual meeting and as a member of the Nominating and Governance Committee. He was re-elected in 2021 as a Class III director for a term expiring at the 2024 annual meeting. Mr. Jackson was appointed as a Class II director for a term expiring at the 2023 annual meeting and as a member of the Audit Committee.

The 2020 JANA Agreement, which has expired by its terms, is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 9, 2020.

None of our other directors or nominees have any agreements or arrangements with any other person or entity in connection with the director’s or nominee’s candidacy or service on our Board.

Nominees for the Board of Directors

Our Corporate Governance Guidelines provide that nominees for director shall be selected on the basis of their business experience, qualifications, attributes and skills, such as relevant industry knowledge; specific experience with technology, accounting, finance, leadership, strategic planning and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board; diversity of occupational and personal backgrounds on the Board; the absence of potential conflicts with our interests; and such other criteria as may be established by the Board from time to time. These criteria are considered in the context of an assessment of the operation and goals of the Board as a whole. In addition, the Board considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors,” and believes that the collective business experience, industry knowledge and other fields of significant knowledge, good character, sound judgment, integrity and diversity of our current Board provides appropriate support and guidance to our Company.

Under our Corporate Governance Guidelines, no incumbent director may stand for re-election to the Board of Directors after reaching the age of 72. Any director who has reached the age of 72 must tender his or her resignation, to be effective immediately at the end of such director’s then-current term. However, the Board may, upon recommendation of the Nominating and Corporate Governance Committee, reject such resignation. Any director whose resignation is rejected by the Board must again tender his or her resignation at the end of his or her then-current term and at the end of any extended term.

In recommending candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The Nominating and Corporate Governance Committee will also consider nominees for election to the Board of Directors submitted by stockholders using substantially the same criteria it applies to recommendations by directors, officers, employees and others. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, submit the candidate’s name and qualifications to our Corporate Secretary in writing to the following address: Bloomin’ Brands, Inc., Attention: Nominating and Corporate Governance Committee, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors has established a policy that provides it with the flexibility and discretion to select its Chairman at any time, based on what it believes to be in the best interest of the Company and its stockholders. The policy further provides that the same person may serve as both Chairman of the Board and CEO, or the Board may choose to have an independent or Executive Chairman. If the offices of Chairman of the Board and CEO are held by the same person, or if the Chairman of the Board is not otherwise independent, the independent directors may annually elect (by majority vote) a Lead Independent Director.

Our Corporate Governance Guidelines provide that the Chairman of the Board will serve for a term of five years. Upon reaching five years, the Chairman must tender his or her resignation as Chairman, to be effective immediately at the end of such five-year term. The Board may, upon recommendation of the Nominating and Corporate Governance Committee, reject such resignation. If the resignation is rejected by the Board, the Chairman must again tender his or her resignation at the end of any extended term. These limitations, and the term limits and mandatory retirement age discussed above, do not apply to the Company’s Chief Executive Officer, who may serve on the Board until his or her resignation, removal or retirement as Chief Executive Officer.

Mr. Craigie served as Lead Independent Director until his appointment as Chairman of the Board effective March 6, 2020. As Lead Independent Director, Mr. Craigie was responsible for, among other things:

•calling and presiding at meetings of the independent directors

•serving as the principal liaison between the Executive Chairman and the independent directors

•leading the independent director’s evaluation of the Executive Chairman

•when appropriate, consulting and communicating with stockholders

•assisting the Executive Chairman with the review and preparation of agendas for Board meetings

In addition, various other corporate governance measures also contribute to a high degree of independent oversight of the Company’s management, including holding regular executive sessions; all directors (other than Ms. Smith and Mr. Deno) and all of the Board committee members being independent under the NASDAQ standards; and the Board and each committee conducting annual self-assessments to ensure that they are functioning effectively.

The Board of Directors periodically reviews its leadership structure to ensure that it continues to meet our needs in light of all relevant facts and circumstances at that time. The Board of Directors believes the current leadership structure with an independent Chairman of the Board, is appropriate at this time and will promote continued effective decision-making. As Chairman, Mr. Craigie will continue to call and preside at meetings of the independent directors as well as the Board, he will, in consultation with the CEO, establish the agenda for each Board meeting, and he will be available for consultation and communication with major stockholders.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring material risks to the attention of the Board of Directors. The Board of Directors administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the annual plan and multi-year plans; cyber security, major litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and succession planning for the Chief Executive Officer position and other senior management positions. This oversight role is performed both by the Board of Directors and through the committees, who provide regular reports to the Board of Directors. The Audit Committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, organizational culture, compliance with law and protecting against and responding to breaches of our data security. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements.

Code of Conduct

We have adopted a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and other persons performing similar functions. A copy of the Code of Conduct can be found by clicking on “Governance—Governance Documents” in the “Investors” section of our website, www.bloominbrands.com.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Bloomin’ Brands, Inc., Attention: Board of Directors, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607 (we encourage you to send a copy via email to CorporateSecretary@bloominbrands.com). Our Corporate Secretary will forward all appropriate correspondence to the Board of Directors.

Director Compensation

Our Compensation Committee periodically reviews the competitiveness of our Board of Directors Compensation Plan applicable to non-employee directors. Directors who are also our employees do not receive additional compensation for serving on the Board. Shares for equity awards pursuant to the Board of Directors Compensation Plan are issued from our stockholder-approved equity compensation plan in effect at the time of award (currently the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan) and pursuant to which we are authorized to grant shares of our common stock and share-based awards to directors.

Based on the results of a competitive analysis, supported by the Compensation Committee’s independent compensation consultant Frederic W. Cook & Co. (“FW Cook”), the Compensation Committee maintained the board members’ current annual cash retainer of $90,000. Further, the Compensation Committee made no changes to additional cash retainer amounts for Committee leadership and Committee membership (outlined below), and approved an increase in the annual grant from $120,000 to $150,000 for annual board member grants to be issued on or after May 18, 2021. No adjustments to the annual cash retainer have been made since the Board of Directors Compensation Plan took effect on August 7, 2013, and the annual grant value had not been adjusted since July 1, 2018. The increase in the annual grant value was made to maintain competitiveness of our directors’ compensation levels relative to our peer group.

In 2021, stockholders supported the Board’s proposal to eliminate the classification of our Board. The Class I directors elected by stockholders at the 2022 annual meeting will be elected for a one-year term expiring at the 2023 annual meeting, and Class II directors elected by stockholders at the 2023 annual meeting will be elected for a one-year term expiring at the 2024 annual meeting. The entire Board will be elected annually beginning with the 2024 annual meeting of stockholders and the Board will then no longer be classified. The term of any director appointed as a result of a newly created directorship or to fill a vacancy following such election would expire at the next annual meeting of stockholders.

In conjunction with the declassification of the Board, to discourage entrenchment and after reviewing prevalence with FW Cook, the Compensation Committee determined that effective with the 2022 annual board member grant, all annual board member grants shall vest in full on the date of the first annual meeting of stockholders following the grant date. This step better aligns the vesting period of each annual grant to the Director’s elected term.

The Board of Directors Compensation Plan for fiscal year 2021, which has been in effect since April 7, 2013 and was last amended April 19, 2021, includes the following compensation components for services rendered by our non-employee directors effective April 19, 2021:

•Annual cash retainer of $90,000

•Additional annual cash retainer of $55,000 for serving as non-executive Chairman

•Additional annual cash retainer of $50,000 for serving as the Lead Independent Director, if applicable

•Additional annual cash retainer of $25,000 for serving as chair and $10,000 for serving as a member (other than the chair) of the Audit Committee

•Additional annual cash retainer of $20,000 for serving as chair and $7,500 for serving as a member (other than the chair) of the Compensation Committee

•Additional annual cash retainer of $15,000 for serving as chair and $5,000 for serving as a member (other than the chair) of the Nominating and Corporate Governance Committee

•Annual grant of Bloomin’ Brands restricted stock units (“RSUs”) having a fair market value, based on the closing price of the underlying common stock, of $150,000 (or $210,000 for the non-executive Chairman) on the date of our annual meeting of stockholders; the 2021 annual grant provided for a schedule to vest one-third of the shares subject to the grant immediately prior to our annual meeting of stockholders each year thereafter; the Committee notes that effective in 2022, all newly awarded annual board grants will vest in full on the date of the first annual meeting of stockholders following the grant date as explained above.

If a non-employee director is elected at any time other than at our annual meeting of stockholders, such director will receive an initial grant of restricted stock units having a fair market value, based on the closing price of the underlying common stock on the grant date, of $150,000 on the date of the first Board of Directors meeting that such director attends, prorated for the number of months that such director will serve on the Board from and including the month of the director’s first Board meeting as a director through the month of our next annual meeting of stockholders, rounded to the nearest $100 and vesting as to one-third of the shares immediately prior to each of our annual meetings of stockholders thereafter for all awards granted prior to the 2022 annual meeting of stockholders. Any initial awards granted subsequent to the 2022 annual meeting of stockholders shall vest in full at the first annual meeting of stockholders following the grant date.

The Board of Directors adopted a Stock Ownership Guidelines Policy for directors, executive officers and members of our executive leadership team, which consists of the Company’s executive vice presidents, senior vice presidents, concept presidents, and selected Group Vice Presidents (the “Executive Leadership Team”). Mr. Deno and all non-employee directors are required to accumulate shares of our common stock through direct purchases or retention of equity incentives (the “Stock Ownership Requirement”) equal to five times base salary for Mr. Deno, and five times the annual retainer for all non-employee directors. The Stock Ownership Requirement must be met by the later of December 17, 2019 or the fifth anniversary of the director’s or executive officer’s initial election or appointment, as applicable. Mr. Deno and all non-employee Directors have met their ownership requirement or are on track to meet their requirement before their respective deadlines.

The following table summarizes the amounts earned and paid to non-employee directors during fiscal year 2021:

	FEES EARNED OR PAID IN CASH	STOCK AWARDS (1)	OTHER COMPENSATION	TOTAL
NAME	($)	($)	($)	($)
Wendy A. Beck	97,500	150,017	—	247,517
James R. Craigie	155,000	210,012	—	365,012
David R. Fitzjohn	110,000	150,017	—	260,017
John P. Gainor, Jr.	95,000	150,017	—	245,017
Lawrence V. Jackson	100,000	150,017	—	250,017
Tara Walpert Levy	115,000	150,017	—	265,017
John J. Mahoney	120,000	150,017	—	270,017
R. Michael Mohan	97,500	150,017	—	247,517
Elizabeth A. Smith	90,000	150,017	—	240,017
__________________
(1)Represents RSUs, which vest 33% per year over three years. The amounts represent the full aggregate grant date fair values computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair market value based on the closing price of the underlying common stock is $150,000. As of December 26, 2021, our current non-employee directors held the following aggregate number of unvested RSUs: Ms. Beck, 14,423 shares; Mr. Craigie, 20,043 shares; Mr. Fitzjohn, 14,423 shares; Mr. Gainor, 11,870 shares; Mr. Jackson, 11,870 shares; Ms. Levy, 14,423 shares; Mr. Mahoney, 14,423 shares; Mr. Mohan, 14,423 shares; and Ms. Smith, 32,122 shares.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

General

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the fiscal year ending December 25, 2022. The Company believes that the choice of PricewaterhouseCoopers LLP as the Independent Auditor is in the best interests of the Company and its stockholders. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different Independent Auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP has audited the Bloomin’ Brands consolidated financial statements annually since we were formed and the financial statements of our predecessor since 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. It is also expected that those representatives will be available to respond to appropriate questions.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Independent Auditor and annually reviews the firm’s qualifications and work quality. In the course of these reviews, the Audit Committee considers, among other things:

•the firm’s historical and recent plans and performance on our audit

•the firm’s capability and expertise in handling the breadth and complexity of our operations

•external data on audit quality and performance, including Public Company Accounting Oversight Board reports on the firm and its peer firms

•the firm’s independence and objectivity

•the appropriateness of the firm’s fees for audit and non-audit services, including any effect these fees may have on independence

•the quality and candor of the firm’s communications with the committee and management

•the firm’s tenure as our Independent Auditor, including the benefits of having a long-tenured auditor and controls and processes that help safeguard the firm’s independence

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 26, 2021 and December 27, 2020:

FEE CATEGORY	2021	2020
Audit Fees	$2,149,000	$2,098,000
Audit-Related Fees	143,000	120,000
Tax Fees	110,000	177,000
All Other Fees	3,000	5,000
Total Fees	$2,405,000	$2,400,000

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for professional services rendered for the audits of our consolidated and subsidiary financial statements and services that are normally provided by the independent registered certified public accountants in connection with statutory and regulatory filings or engagements for the fiscal years ended December 26, 2021 and December 27, 2020, including audited consolidated financial statements presented in our Annual Reports on Form 10-K and the review of the financial statements presented in our Quarterly Reports on Form 10-Q. In addition, services rendered included additional audit services associated with our debt refinancing and capital restructuring during the fiscal year ended December 26, 2021 and the impact of the COVID-19 pandemic on the business during the fiscal year ended December 27, 2020.

Audit-Related Fees. The aggregate audit-related fees billed by PricewaterhouseCoopers LLP were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services comprised of delivery of comfort letters, consents and review of documents in connection with our issuance of senior notes and convertible bond issuance during the fiscal years ended December 26, 2021 and December 27, 2020, respectively.

Tax Fees. The aggregate tax fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding U.S. and Brazil tax compliance during the fiscal year ended December 26, 2021 and U.S tax compliance during the fiscal year ended December 27, 2020.
All Other Fees. The aggregate of all other fees billed by PricewaterhouseCoopers LLP were for products and services other than the services reported above. These services included annual subscription licenses for accounting research and disclosure review tools, which we license from PricewaterhouseCoopers LLP, during the fiscal years ended December 26, 2021 and December 27, 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services (including the fees and terms thereof) provided by our Independent Auditor. The policy provides for the general pre-approval of specific types of services within specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. The Chairman of the Audit Committee has the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for the fiscal year ending December 25, 2022.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with section 14A of the Securities Exchange Act (“Exchange Act”). This vote is referred to as a “say-on-pay” vote.

The Compensation Discussion and Analysis beginning on page 34 and the compensation tables beginning on page 51 of this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2021. The Board of Directors is asking stockholders to cast an advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Bloomin’ Brands APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to drive a pay for performance culture and:

•attract and retain qualified executives in today’s highly competitive market

•motivate and reward executives whose knowledge, skills and performance are critical to the success of the business

•provide a competitive compensation package that aligns management and stockholder interests by tying a significant portion of an executive’s cash compensation and long-term compensation to the achievement of annual performance goals

•ensure internal equity among the executive officers by recognizing the contributions each executive makes to the success of Bloomin’ Brands

As further described in the Compensation Discussion and Analysis, the Compensation Committee regularly reviews our executive compensation program to maintain a strong connection between compensation and the aspects of our performance that our executive officers can impact and that are likely to have an effect on stockholder value.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on Bloomin’ Brands, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, the next “say-on-pay” vote will be held at the 2023 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

PROPOSAL NO. 4

APPROVAL TO AMEND THE COMPANY’S CHARTER TO REMOVE
SUPERMAJORITY VOTING REQUIREMENTS

General

We are seeking approval to amend our Third Amended and Restated Certificate of Incorporation (also referred to as the Charter) to remove the supermajority voting requirements in the Charter and to make additional non-substantive and conforming changes, including removing certain provisions that are no longer applicable as certain investment funds ceased their ownership of the requisite interest in the Company.

Background

At our 2021 annual meeting, stockholders approved a non-binding stockholder proposal requesting that the Board take steps to eliminate each stockholder voting requirement in our Charter that calls for a greater than simple majority vote.

In light of the stockholder approval of the non-binding stockholder proposal at last year’s meeting, and as part of the Board’s and the Nominating and Corporate Governance Committee’s ongoing review of the Company’s corporate governance standards, the Board and the Nominating and Corporate Governance Committee took into consideration arguments in favor and against the reduction of supermajority voting requirements currently in the Charter and determined that it is in the Company’s and its stockholders’ best interests to reduce these requirements to a simple majority. In its review, the Board considered the advantages of maintaining the supermajority requirements in light of our current circumstances, including the arguments (a) that the retention of a supermajority vote standard for certain extraordinary matters is the best way to ensure that the interests of all stockholders are fully protected, (b) that fundamental changes to corporate governance should have the support of a broad consensus of the Company’s stockholders rather than just a simple majority, and (c) that supermajority voting requirements protect stockholders against the potentially self-interested actions of short-term investors and facilitate corporate governance stability. The Company’s existing supermajority voting provisions also encourage persons or firms making unsolicited takeover proposals to negotiate directly with the Board, which provides the Board with increased leverage to negotiate the best possible return for stockholders, and which prevents the use of potentially coercive or abusive takeover tactics.

While the Board continues to believe these are important considerations, the Board also considered potential advantages of reducing our supermajority vote requirements in light of our current circumstances, including that a majority voting standard may provide stockholders with a greater voice in significant matters impacting the Company. Further, many institutional stockholders believe that a majority vote should be sufficient for any corporate action requiring stockholder approval, regardless of the considerations outlined above. After carefully weighing all of these considerations, the Board approved and authorized the proposed Charter amendments.

Effects of the Amendments and Procedural Matters

If the proposed Charter amendments are approved by our stockholders, each supermajority voting requirement in our Charter, as described below, will be removed and replaced by a simple majority voting requirement.

•Article V – This section of the Charter requires that, for the remainder of the staggered terms for directors that will be phased out when the Board is fully declassified in 2024, the removal of directors for cause must be approved by at least 75% of the outstanding shares entitled to vote generally in the election of directors. For consistency, the removal of a director, whether with or without cause, will be changed to a simple majority voting requirement.

•Article VIII – This section of the Charter requires that any alteration, amendment, repeal or adoption of the bylaws or certain provisions of the Charter of the Company be approved by at least 75% of the outstanding shares entitled to vote generally in the election of directors.

•Article IX – This section of the Charter prohibits the Company from engaging in any business combination with a 15% or more interested stockholder for a period of three years, subject to certain exceptions, including the approval of such transaction by the Board and two-thirds of the voting stock other than shares held by such interested stockholder.

The affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, is required to approve this Proposal No. 4 and the Charter amendments. If such votes are not received, the Charter amendments will not be adopted and our Charter will retain the existing supermajority voting requirements.

The general description in this proposal of the Charter amendments is qualified in its entirety by reference to the text of the proposed Charter Amendments, attached as Appendix A.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR approval of the Charter amendments to remove supermajority voting requirements in our Charter and to make additional non-substantive and conforming changes.

PROPOSAL NO. 5

APPROVAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE STOCKHOLDERS HOLDING 25% OR MORE OF OUR COMMON STOCK WITH THE RIGHT TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS

General

We are seeking approval to amend our Third Amended and Restated Certification of Incorporation (also referred to as the “Charter”) to provide stockholders owning a combined 25% or more of the Company’s outstanding common stock with the right to request a special meeting of stockholders, subject to certain ownership and procedural requirements outlined below.

Background

Our stockholders do not presently have the right to request that the Company call a special meeting of stockholders, and, as part of the Board’s and the Nominating and Corporate Governance Committee’s ongoing review of the Company’s corporate governance standards, the Board and the Nominating and Corporate Governance Committee considered whether it was appropriate and timely to provide stockholders with the right to request a special meeting of stockholders.

In evaluating the advisability of providing stockholders with the right to request a special meeting, the Board and the Nominating and Corporate Governance Committee considered certain positions for and against such a right, stockholder feedback, trends and best practices in corporate governance, market practice, and the stockholder proposal regarding special meeting rights (Proposal No. 6) on page 28. After careful consideration, the Board and the Nominating and Corporate Governance Committee determined that the adoption of a right for stockholders to request a special meeting pursuant to amendments to the Charter as set forth in this Proposal establishes the appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests. If stockholders approve this Proposal, the Board intends to amend our Third Amended and Restated Bylaws (the “Bylaws”) to provide for certain ownership and procedural requirements relating to the right to call a special meeting as summarized below. These anticipated amendments to the Bylaws (the “Bylaws Amendments”) do not require separate stockholder action.

Overview and Effects of the Amendments

While the Board recognizes that providing stockholders with the ability to request special meetings is viewed by some stockholders as an important corporate governance practice, the Board considers special meetings to be extraordinary events that a significant number of stockholders should support. Special meetings should not be a mechanism that a small group of stockholders can misuse to advance private agendas and interests that our broader stockholder base may not share. To ensure that the stockholders’ ability to request a special meeting provides our stockholders with an equitable manner to raise matters for consideration by stockholders while also addressing concerns that the ability for stockholders to request a special meeting could be subject to abuse absent adequate procedural safeguards, the proposed Charter amendments will require compliance with the Company’s Bylaws to request a special meeting, which, after adoption of the Bylaws Amendments by the Board, will include the following safeguards:

•Ownership provisions. Organizing and preparing for a special meeting can result in substantial expenses to the Company and divert significant time and attention of our Board and management away from their primary focus of operating our business and creating long-term stockholder value. Although the stockholder proposal (Proposal No. 6) seeks a 10% common stock ownership threshold for requesting special meetings, the Board believes that requiring a higher common stock ownership threshold for stockholders to request a special meeting would strike a more appropriate balance between enhancing stockholder rights and mitigating the risk that a small minority of stockholders with narrow self-interests that may not be shared by the majority of the Company’s stockholders could waste corporate resources and disrupt our business. For example, the Company’s current stockholder composition would allow one or two stockholders to satisfy the threshold of owning in excess of 10% of the Company’s common stock, and the Board believes it would be prudent and in the best interests of the Company and its stockholders to establish a threshold that would require more than a nominal number of stockholders to request a special meeting. This view was supported by a significant number of our stockholders that we engaged with during our annual engagement efforts and, while our stockholders expressed a variety of preferences and ranges, either in the engagement or in their published policies, we found broad support for a 25% ownership threshold. In addition, a 25% ownership threshold is consistent with market practice, and, according to data from Deal Point Data, a corporate governance database, approximately 50.4% of S&P 500 companies that provide a special meeting request right have set the ownership threshold at or greater than 25%. Accordingly, the proposed Charter amendment and the Bylaws Amendments to be adopted by the Board will require that, to request a special meeting, stockholders must hold, at the time the special meeting request is delivered, net long beneficial ownership of at least 25% of our outstanding shares of common stock for at least one year.

The definition of net long beneficial ownership will include shares of our common stock that have the sole power to vote or direct the voting, the sole economic interest (including the sole right to profits and the sole risk of loss), and the sole power to dispose of or direct the disposition, and are subject to certain exclusions as described in the Bylaws Amendments. The Board believes that net long beneficial ownership with a one-year holding period is appropriate to ensure that only stockholders with long-term interests, full voting rights and economic interest in the Company would be entitled to request a special meeting.

•Information provisions. To ensure transparency, stockholders that request a special meeting must provide the Company with the purpose of the requested special meeting, provide the same information and representations that would be required to propose that action or nominate a candidate at an annual meeting and contain the text of any resolutions to be considered by stockholders at the special meeting.

•Continued ownership. To ensure that the stockholders that request a special meeting maintain sufficient interest in the business of the Company and to prevent waste of corporate resources and disruptions for narrow self-interests by stockholders that no longer maintain an interest in the Company, the requesting stockholders must maintain net long beneficial ownership of at least 25% of our outstanding shares of common stock through any special meeting called as a result of a special meeting request.

•Additional provisions. To ensure that the special meeting request is in compliance with applicable laws and is not duplicative, the right of stockholders to request a special meeting would not be available in a limited number of circumstances, including:

i.If the special meeting request does not comply with the requirements of the Company’s governing documents;

ii.If a special or annual meeting of stockholders has been called or is called to be held within 90 days after the Company receives a valid special meeting request and the Board determines that the business at the annual or special meeting of stockholders includes the business in the stockholders’ special meeting request;

iii.If a special meeting request is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the most recent annual meeting and ending on the date of the final adjournment of the next annual meeting;

iv.If an identical or substantially similar item was presented at a meeting of stockholders held within 90 days before the Company received the special meeting request (the nomination, election or removal of directors is a similar item with respect to all items involving the nomination, election or removal of directors, changing the size of the Board, or filling vacancies);

v.If the special meeting request relates to an item of business that is not a proper subject for action by the stockholders of the Company under applicable law; or

vi.If the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

The business conducted at any special meeting requested by stockholders will be limited to the purpose stated in the request for the special meeting, but the Board may in its discretion submit additional matters for consideration.

The provisions in the Bylaws Amendments could be further amended in the future by Bylaws amendments adopted by the Board or our stockholders.

The general description in this Proposal of the amendments to the Charter is qualified in its entirety by reference to the text of the proposed Charter amendment, attached as Appendix B. In addition, the text of the Bylaws Amendments, which can be further amended from time to time, is attached as Appendix C.

The Stockholder Proposal Regarding Special Meeting Rights

As noted above, a stockholder proponent has notified us that he intends to submit Proposal No. 6 at the annual meeting, which is an advisory and non-binding stockholder proposal asking the Board to take steps to provide stockholders with a right to call special meetings using a significantly lower ownership threshold of 10% (the “Stockholder Special Meeting Proposal”). The Stockholder Special Meeting Proposal does not amend either the Charter or the Bylaws. For the reasons outlined above, as well as below in our Board of Directors’ Statement in Opposition to Proposal No. 6, the Board believes that this Proposal No. 5 is more closely aligned with market practice and more appropriately balances the rights of stockholders with the long-term interests of the Company and our stockholders.

Procedural Matters

This Proposal No. 5 is a binding amendment to our Charter, and, if approved, will result in stockholders having a right to request a special meeting promptly after the annual meeting.

The affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, is required to approve this Proposal No. 5 and amendments to the Charter. If stockholders approve this Proposal, the Company intends to file the amended Charter with the Secretary of State of the State of Delaware, to become effective at the time of filing, and the Board will adopt the Bylaws Amendments at the same time. If such votes are not received, the amendments to the Charter and Bylaws will not be adopted and stockholders will not have the right to request a special meeting of stockholders.

Approval of this Proposal No. 5 is not conditioned on approval or disapproval of the Stockholder Special Meeting Proposal, which means that the foregoing effects of the approval or disapproval of this Proposal No. 5 are not affected by approval or disapproval of the Stockholder Special Meeting Proposal. If this Proposal No. 5 is approved and Proposal No. 6 is also approved, the Company will implement this Proposal No. 5 and not implement Proposal No. 6. In that circumstance, the Company will consider approval of this Proposal No. 5 as supporting implementation of this Proposal No. 5 even if Proposal No. 6 is also approved. If this Proposal No. 5 is not approved by the requisite vote, neither the Charter amendments nor the Bylaws Amendments will become effective and the Company’s stockholders will not have the ability to request that the Company call a special meeting of stockholders.

Neither the proposed amendments to the Charter in Proposal No. 5 nor the Stockholder Special Meeting Proposal affect the Board of Directors’ existing authority to call a special meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR approval of the amendments to the Charter related to stockholders’ right to request a special meeting.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL REGARDING STOCKHOLDERS’ RIGHTS
TO REQUEST SPECIAL MEETINGS

We have received notice of the intention of stockholder Kenneth Steiner to present the following proposal at the annual meeting. In accordance with federal securities regulations, the text of the stockholder proposal and supporting statement appears below exactly as received, other than minor formatting changes. The contents of the proposal or supporting statement are the sole responsibility of the proponent, and we are not responsible for the content of the proposal or any inaccuracies it may contain. The proponent’s proposal contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all inaccuracies. The Company will promptly provide the address of the proponent and the number of shares owned by him upon request directed to the Company’s Corporate Secretary.

As explained below, the Board of Directors does not support the adoption of this proposal and asks stockholders to consider its response following the proponent’s statement below. If the proposal is properly presented at the annual meeting, the Board of Directors recommends you vote AGAINST this proposal.

* * *

Proposal 6 – Shareholder right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It is important to vote for this Shareholder Right to Call a Special Shareholder Meeting proposal because we have no right to act by written consent. Shareholders at many companies have a right to call a special shareholder and the right to act by written consent.

A reasonable shareholder right to call for a special shareholder meeting could give directors more of an incentive to improve their performance. For instance, John Mahoney, Chair of the BLMN Audit Committee, received up to 70-times the negative votes as other directors at our 2021 annual meeting.

Plus our excessive executive pay was rejected by 35% of shares in 2021 when a 5% rejection is the norm.

This is a corporate governance improvement proposal like the 2021 BLMN shareholder proposal to eliminate our undemocratic 75%-voting thresholds that won our outstanding 92%-support. It is also like the 2020 BLMN shareholder proposal for one-year terms for directors which received our 84% support.

To make up for our lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.

Please vote yes:
Special Shareholder Meeting Improvement - Proposal 6

* * *

Statement of the Board of Directors in Opposition to the Stockholder Proposal

The Board has carefully considered this stockholder proposal and believes that it is not in the best interests of our stockholders for the reasons outlined below. Accordingly, the Board unanimously recommends that stockholders vote AGAINST this Proposal No. 6 and instead approve the Company’s special meeting right proposal outlined in Proposal No. 5.

Our Company’s Special Meeting Right Proposal is More Consistent with Market Practice

We are recommending that our stockholders approve the amendments to the Charter described in Proposal No. 5, which would enable stockholders who hold, in the aggregate, at least 25% of our outstanding common stock to request a special meeting of stockholders. In contrast, the stockholder proposal described in this Proposal No. 6 asks the Board to take steps to allow stockholders who hold, in the aggregate, at least 10% of our common stock to call special meetings. A 25% ownership threshold is more consistent with market practice. According to data from Deal Point Data, a corporate governance database, approximately 50.4% of the companies included in the S&P 500 that afford stockholders the right to request a special meeting have set the ownership threshold for the exercise of such a right at 25% or greater, while only 24% have adopted a 10% ownership threshold.

Our Company’s Special Meeting Right Proposal More Appropriately Balances Stockholder Rights with the Protection of the Long-Term Interests of the Company and our Stockholders

In addition to not aligning with market practice, the Board believes that the stockholder proposal does not strike the appropriate balance between enhancing stockholder rights and protecting the long-term interests of the Company and our stockholders. The Board recognizes that some stockholders consider a right to request special meetings to be an important corporate governance practice; however, the Board believes it is also prudent to balance this right against the risk of abuse that could be caused by giving a small number of stockholders a disproportionate amount of influence and also cause us to unduly incur substantial costs and distraction.

Convening a special meeting can result in substantial expenses to the Company and diversion of significant time and attention of our Board and executive management away from their primary focus of operating our business and creating long-term stockholder value. We currently have stockholders that own in excess of the stockholder proposal’s 10% threshold and one or a small minority of stockholders should not be entitled to cause such significant expense and distraction to potentially advance their own special interests which may not be shared more broadly by stockholders. Accordingly, the Board believes that special meetings are extraordinary events held only if a significant number of stockholders is in agreement that a special meeting is necessary to discuss critical, time-sensitive issues that cannot wait until our next annual meeting. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally. Providing a special meeting request right at an even lower threshold risks giving a small number of stockholders a disproportionate amount of influence over our affairs and a heightened ability to misuse the right to advance private agendas and interests.

As a result of these considerations and feedback we gathered during our annual stockholder engagement efforts, which reflected broad support for a 25% ownership threshold, the Board believes that the 25% threshold in the Company’s special meeting right proposal outlined in Proposal No. 5 strikes a more appropriate balance than the 10% threshold in this stockholder proposal between ensuring that stockholders have the right to request a special meeting to act on extraordinary and urgent matters and minimizing the risk that one or small minority of stockholders will pursue special interests that are not aligned with or in the best interests of stockholders generally and cause the Company to unduly incur substantial costs and distraction.

The Stockholder’s Proposal Would Permit Stockholders Without Full Economic Interests or Voting Rights in the Company to Expend Significant Company Resources for Special Meetings and Unduly Influence Important Corporate Actions

As noted in our Proposal No. 5, the Board believes that only stockholders with full voting, investment, and economic interests in our common stock should be entitled to request that we undertake the burden and cost of calling a special meeting as those stockholders are likely to have the most vested interest in our performance and the outcome of the likely extraordinary matters to be addressed at a special meeting. As such, our Board included a “net long” stock ownership requirement with a one-year holding period in our proposed amendments to our Charter and the Bylaws Amendments. In contrast, the stockholder proposal does not include a “net long” requirement, and as such would permit stockholders with less than full economic interests and voting rights in the Company to influence important corporate actions. For example, the stockholder proposal would permit a 10% “nominal” stockholder (that has fully hedged its exposure to our stock performance through use of derivatives, such that it has no “net” economic exposure) to request a special meeting, even though other stockholders (with unhedged positions that are genuinely exposed to our stock performance) do not wish to incur that expense or divert those resources.

The Company is Committed to Strong and Effective Corporate Governance Policies and Practices Which Ensure Accountability and Responsiveness to Stockholders

Our existing corporate governance policies and practices demonstrate and promote our accountability to stockholders. The Board regularly reviews our policies, taking into account market practices and trends and stockholder feedback. The Company maintains robust governance practices that promote Board accountability, including:

•a majority voting standard applies in uncontested elections of directors, with directors who fail to receive the required majority vote required to tender their resignation for consideration by the Board;

•eight of our ten directors are “independent” under the standards adopted by the Securities and Exchange Commission and NASDAQ;

•the Board has an independent Chairman;

•the Audit, Compensation, and Nominating and Corporate Governance Committees are each comprised solely of independent directors;

•the Board established a mandatory retirement age for all directors other than the Company’s Chief Executive Officer, which requires each director who has reached the age of 72 to tender his or her resignation, to be effective immediately at the end of such director’s then-current term;

•the Board established term limits for all directors other than the Company’s Chief Executive Officer, which requires each director who has reached 12 years of service on the Board to tender his or her resignation, to be effective immediately at the end of such director’s then-current term;

•an annual say-on-pay vote; and

•an active stockholder engagement program with unaffiliated stockholders.

If approved, this stockholder proposal would not automatically provide stockholders with the right to request special meetings, as this proposal is a recommendation to the Board to take steps necessary to amend our governing documents to provide stockholders with the right to request special meetings.

The Board values opinions and proposals from our stockholders and has made efforts to implement stockholder requests that the Board believes to be in the best interests of the Company and our stockholders, such as declassifying the Board and proposing to eliminate supermajority voting requirements (see Proposal No. 4). However, after careful consideration of this proposal, the Board has determined that, in light of our existing governance policies and practices and the Company’s special meeting right proposal outlined in Proposal No. 5, the adoption of the special meeting right requested by this stockholder proposal is not in the best interests of the Company or our stockholders and will risk giving one or a small group of stockholders a disproportionate amount of influence over our affairs at substantial cost and distraction to the Board and management team.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote AGAINST this proposal related to stockholders’ rights to request a special meeting.

OWNERSHIP OF SECURITIES

The following table describes the beneficial ownership of Bloomin’ Brands, Inc. common stock as of February 8, 2022 (except as noted) by each person known to us to beneficially own more than 5% of our common stock, each director, and each named executive officer listed in the “Summary Compensation Table,” and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following February 8, 2022. The beneficial ownership percentages reflected in the table below are based on 89,288,182 shares of our common stock outstanding as of February 8, 2022.

Except as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (COMMON STOCK)
Five Percent Stockholders:
BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	13,404,969	15.01%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	9,526,936	10.67%
Directors and Named Executive Officers:
Wendy Beck (3)	12,173	*
James R. Craigie (3)	40,600	*
David J. Deno (4)	1,234,231	1.37%
David R. Fitzjohn (3)	23,613	*
John P. Gainor Jr. (3)	63,291	*
Lawrence V. Jackson (3)	3,291	*
Kelly M. Lefferts (5)	60,109	*
Tara Walpert Levy (3)	36,119	*
John J. Mahoney (3)	44,077	*
Christopher Meyer (6)	198,600	*
R. Michael Mohan (3)	15,101	*
Patrick Murtha (7)	2,350	*
Gregg D. Scarlett (8)	567,159	*
Elizabeth A. Smith (9)	2,128,424	2.34%
Michael L. Stutts (10)	61,491	*
All current directors and executive officers as a group (11)	4,490,629	4.85%
__________________
*Indicates less than one percent of common stock.
(1)According to a Schedule 13G/A filed with the SEC, on January 31, 2022, reporting beneficial ownership of 13,404,969 shares, as of December 31, 2021, BlackRock, Inc. has sole voting power with respect to 13,204,672 shares and sole dispositive power with respect to 13,404,969 shares.
(2)According to a Schedule 13G/A filed with the SEC on February 9, 2022, reporting beneficial ownership of 9,526,936 shares, as of December 31, 2021, The Vanguard Group has shared voting power with respect to 163,218 shares, sole dispositive power with respect to 9,294,202 shares and shared dispositive power with respect to 232,734 shares.
(3)Does not include the following number of RSUs that will not vest within 60 days of February 8, 2022: Ms. Beck, 14,423; Mr. Craigie, 20,043 shares; Mr. Fitzjohn, 14,423 shares; Mr. Gainor, 11,870 shares; Mr. Jackson, 11,870 shares; Ms. Levy, 14,423 shares; Mr. Mahoney, 14,423 shares; and Mr. Mohan, 14,423 shares. Mr. Craigie’s shares include 4,040 shares held in trust for the benefit of his children, and Mr. Craigie disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Gainor’s shares include 51,500 shares, held in a revocable trust, for which he holds joint beneficial ownership with his spouse, and 8,500 shares held in his IRA.
(4)Includes 270,758 shares subject to stock options with an exercise price of $20.62 per share, 50,345 shares subject to stock options with an exercise price of $21.29 per share, 42,917 shares subject to stock options with an exercise price of $24.10 per share, 57,921 shares subject to stock options with an exercise price of $17.27 per share, 56,577 shares subject to stock options with an exercise price of $17.15 per share, 55,760 shares subject to stock options with an exercise price of $25.36 per share, 58,800 shares subject to stock options with an exercise price of $25.32 per share, 72,551 shares subject to stock options with an exercise price of $17.40 per share, 132,084 shares subject to stock options with an exercise price of $14.58 and 80,027 RSUs and 183,224 PSUs that Mr. Deno has the right to acquire within 60 days of February 8, 2022. Does not include 50,113 RSUs and 230,419 PSUs that are not exercisable or will not vest within 60 days of February 8, 2022.
(5)Includes 7,281 shares subject to stock options with an exercise price of $21.29 per share, 5,703 shares subject to stock options with an exercise price of $24.10 per share, 4,200 shares subject to stock options with an exercise price of $25.36 per share, 3,407 shares subject to stock options with an exercise price of $25.32 per share and 7,090 RSUs and 4,204 PSUs that Ms. Lefferts has the right to acquire within 60 days of February 8, 2022. Does not include 21,233 RSUs and 31,516 PSUs that are not exercisable or will not vest within 60 days of February 8, 2022.
(6)Includes 69,043 shares subject to stock options with an exercise price of $20.62 per share, 9,682 shares subject to stock options with an exercise price of $21.29 per share, 7,222 shares subject to stock options with an exercise price of $24.10 per share, 6,591 shares subject to stock options with an exercise price of $17.27 per share, 4,207 shares subject to stock options with an exercise price of $17.15 per share, 6,251 shares subject to stock options with an exercise price of $25.36 per share, 3,194 shares subject to stock options with an exercise price of $25.32 per share and 17,031 RSUs and 44,902 PSUs that Mr. Meyer has the right to acquire within 60 days of February 8, 2022. Does not include 9,367 RSUs and 35,370 PSUs that are not exercisable or will not vest within 60 days of February 8, 2022.
(7)Includes 2,350 RSUs that Mr. Murtha has the right to acquire within 60 days of February 8, 2022. Does not include 4,702 RSUs and 12,334 PSUs that are not exercisable or will not vest within 60 days of February 8, 2022.
(8)Includes 66,666 shares subject to stock options with an exercise price of $18.45 per share, 46,472 shares subject to stock options with an exercise price of $21.29 per share, 36,974 shares subject to stock options with an exercise price of $24.10 per share, 36,090 shares subject to stock options with an exercise price of $17.27 per share, 100,000 shares subject to stock options with an exercise price of $17.96 per share, 16,973 shares subject to stock options with an exercise price of $17.15 per share, 100,000 shares subject to stock options with an exercise price of $24.14 per share, 14,706 shares subject to stock options with an exercise price of $25.36 per share, 12,166 shares subject to stock options with an exercise price of $25.32 per share and 35,097 RSUs and 26,826 PSUs that Mr. Scarlett has the right to acquire within 60 days of February 8, 2022. Does not include 33,334 shares subject to stock options, 29,949 RSUs and 82,542 PSUs that are not exercisable or will not vest within 60 days of February 8, 2022.
(9)Includes 372,292 shares subject to stock options with an exercise price of $20.62 per share, 185,695 shares subject to stock options with an exercise price of $24.10 per share, 267,327 shares subject to stock options with an exercise price of $17.27 per share, 261,122 shares subject to stock options with an exercise price of $17.15 per share, 220,589 shares subject to stock options with an exercise price of $25.36 per share, 177,940 shares subject to stock options with an exercise price of $25.32 per share and 19,824 RSUs that Ms. Smith has the right to acquire within 60 days of February 8, 2022. Does not include 12,298 RSUs that will not vest within 60 days of February 8, 2022.
(10)Mr. Stutts departed from the Company on December 20, 2021; his beneficial ownership includes 33,333 shares subject to vested stock options with an exercise price of $18.33 per share.
(11)Includes a total of 2,872,839 shares subject to stock options and 161,419 RSUs and 259,156 PSUs that our current directors and executive officers have the right to acquire or that will vest within 60 days of February 8, 2022. Does not include a total of 33,334 shares subject to stock options, 243,560 shares subject to RSUs and 392,181 shares subject to PSUs that our current directors and executive officers do not have the right to acquire within 60 days of February 8, 2022.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction
This Compensation Discussion & Analysis (“CD&A”) provides a comprehensive overview of our executive pay program, design objectives and an overview of how program features are carefully designed to ensure compensation outcomes directly align to the company performance objectives. It includes a description of the compensation provided in 2021 to our named executive officers (“NEOs”) who are listed below and named in the Summary Compensation Table.

David J. Deno	Chief Executive Officer
Christopher A. Meyer	Executive Vice President, Chief Financial Officer
Gregg D. Scarlett	Executive Vice President, Chief Operating Officer, Casual Dining Restaurants
Patrick Murtha (1)	Executive Vice President, Fleming’s, International and Human Resources
Kelly M. Lefferts	Executive Vice President, Chief Legal Officer and Secretary
Michael L. Stutts (2)	Former Executive Vice President, Chief Customer Officer
__________________
(1)Mr. Murtha served as Interim Chief Human Resources Officer effective September 29, 2020 and was appointed Executive Vice President, Chief Human Resources Officer effective February 8, 2021; he subsequently became Executive Vice President, Fleming’s, International and Human Resources effective April 9, 2021.
(2)Mr. Stutts departed from the Company on December 20, 2021.

Business Performance & Context
2021 Business Highlights. Despite the continued macroeconomic challenges facing the business and the restaurant industry at the start of the year, Bloomin’ Brands achieved record financial results during 2021. Our 2021 success is in large part attributable to critical decisions made by the Board and Management throughout the pandemic, transformational efforts related to our off-premises initiatives that began prior to the onset of COVID-19, and the perseverance and resolve of our field organization throughout 2020 and 2021. Key financial results include:

US Combined Comp Store Sales +4.5% from fiscal 2019	3-Year Avg. Annual Adjusted Diluted EPS Growth +21.6% from fiscal 2019-2021 Resulting in a 200% payout of target under 2019-2021 LTIP	Adjusted Operating Margin: 9.1% Up 4.3% from fiscal 2019 Contributing to a 149% annual bonus payout for fiscal 2021

Record Adjusted EBITDA: $529M up over 35% from fiscal 2019	3-Year TSR Growth[1] of: +22.7% measured from fiscal 2019-2021	2-Year Comparable Sales Performance vs. Industry +280 Basis Points ahead of industry on a full year basis

__________________
(1)TSR change based on the Company’s fiscal years 2019 through 2021, measured from market close December 28, 2018 to market close December 23, 2021.

Supported by the design of our incentive programs, these outcomes represent a full-scale outperformance by the Company on both an absolute and relative basis.

Foundational decisions early on continue to drive long-term success
■Invested ahead of growth prior to 2020 in direct delivery off-premises channels and built key strategic partnerships with third-party partners prior to the pandemic

■Built a strong digital infrastructure that enabled realized annual digital sales growth of over $500M from 2019-2021

■Avoided furloughs and layoffs of Team Members due to the pandemic, enabling an accelerated reopening of dining rooms

...And enable us to continue to deliver on commitments to stockholders
■Drove record financial performance in 2021 with over 35% growth in EBITDA from 2019-2021

■Over delivery of 2020-2021 initiatives to achieve $40M of sustained cost savings

■Achieved long-term debt target of 3x lease adjusted net debt-to-EBITDAR ratio

Alignment with Our Stockholders – Payouts Under Our Incentive Programs

The incentive plan designs in fiscal 2021 served as critical motivators during the year, with key objectives that supported our strategy and aligned with the experience of our stockholders. The following chart demonstrates the alignment between our incentive plan payouts and our performance during 2021. Despite the challenges presented by the market, the Company had a strong performance year and delivered value to our stockholders.
__________________
(1)TSR change based on the Company’s fiscal year 2021, measured from market close December 24, 2020 to market close December 23, 2021.
(2)TSR change based on the Company’s fiscal years 2019 through 2021, measured from market close December 28, 2018 to market close December 23, 2021.

2021 Say-On-Pay and Company Response

During 2021, the Company received support from 64% of stockholders, which while passing the majority threshold, warranted careful and thorough review of this unusually low outcome. The Board of Directors and Management team initiated a direct outreach campaign to better understand the rationale and solicit any concerns that could help inform decisions to re-evaluate or alter programs.

Outreach was made to over 90% of the investor share base during 2021-2022. These engagement efforts expanded significantly with broader and more in-depth dialogues about executive compensation, specific corporate governance matters, and a continued environmental, social and corporate governance (“ESG”) focus.

1	Who We Contacted	Outreach was made to investors representing over 90% of the investor share base during 2021-2022
What We Heard
• Macro focus on ESG, sustainability, Diversity, Equity and Inclusion (DE&I) and related disclosures

• Inquiries about the use of discretion in incentive payouts, but no specific concerns about underlying pay designs (and broad support for the new 2021 LTIP Relative TSR modifier)

• Interest in considering DE&I or ESG goals in new compensation program designs

What We Did
• Reassured investors that the use of discretion in the recent LTIP payout was unprecedented and not intended on an ongoing basis

• Added a DE&I consideration to the individual goal design of the short-term incentive design for senior executives in 2022

• Agreed to assess additional ESG, DE&I and human capital disclosures, including goals and corresponding progress

2	Who We Engaged	Meetings were accepted by investors representing over 35% of the investor share base

3	How We Engaged	Members of Management and in certain cases, the Chairman of our Compensation Committee participated in these calls

With the benefit of this investor outreach, Management and the Board believe a significant number of stockholders that withheld support in 2021 did so in response to a concern about application of discretion in determining payout of the Company’s 2018-2020 PSU award.

The PSU discretionary adjustment applied to the payout of the PSUs granted in 2018 that vested in 2020 was unusual in nature and reflected action directly in response to the challenging year in 2020 related to the pandemic. This discretionary adjustment represented the first and only application of discretion to an LTIP payout since the Company went public in 2012, and applied to a grant that was tracking to a maximum of 200% of target performance (pre-pandemic) based on the strong results of the first two years (2018-2019) of the three year performance period. The Compensation Committee does not intend to make upward adjustments to PSU payouts on an ongoing basis, and reserves discretionary adjustments for only truly extraordinary circumstances. If faced with a similar set of circumstances in the future, contemporaneous outreach to stockholders would be attempted to solicit input, if possible, prior to reaching a final decision.

No discretionary adjustments were applied to any incentive outcome for 2021.

Overview of Key Executive Compensation Design Decisions During 2021

•Split Short-term Incentive Design Capped at 150% Full Year Payout Maximum

Due to the continued uncertainty caused by the ongoing COVID-19 pandemic (which has been especially disruptive to the casual dining industry), viable short-term financial forecasting in early 2021 was not feasible or prudent given continued capacity restrictions in effect and further impacts of the virus. As a result, the Compensation Committee implemented a split short-term incentive design targeted to support the Company’s evolving priorities and specific results for each six month period of 2021. To focus efforts on an accelerated recovery in the first half of fiscal 2021 as restrictions started to relax and vaccine availability expanded, a subjective assessment (capped at target performance) was employed for the first half of fiscal 2021, based on factors including relative performance and achievement of previously announced cost savings initiatives. As Company results recovered on an accelerated pace in the first half of fiscal 2021, the Compensation Committee reinstated the pre-pandemic short-term incentive design in July 2021, based completely on financial performance (capped at a traditional 200% maximum performance) and weighted 40% on Revenue, 40% on Adjusted Operating Margin % and 20% on the achievement of sustainable cost savings initiatives. The combined design enabled a full year payout range between 0% - 150% of target, and the Company’s record performance resulted in a combined full year payout of 149% of target.

These design decisions were contemporaneously disclosed to our stockholders at each key decision point, and the Board believes this design was a strong contributor to an effective business recovery setting up the Company for record results in the second half of 2021. For more information about the short-term incentive design, please see Performance-Based Short-Term Incentive Plan.

•Relative TSR Modifier Added to LTIP PSU Design

To further enhance the alignment of reward outcomes and stockholder experience, PSU awards granted in 2021 and forward incorporate a relative total shareholder return (“Relative TSR”) modifier, which can adjust final payouts. Relative TSR of the Company will be compared against the other companies in the S&P 1500 Restaurant Index (23 casual dining and fast dining companies) and can adjust payouts downward or upward using an applied range of 75% to 125%. In no event can the award pay out above 200% of target. For more information on this component, please see Performance-Based Long-Term Incentive Program - 2021 LTI Awards.

•NEO Compensation Actions in 2021

In determining 2021 compensation changes for our NEOs, the Compensation Committee took into account the following important factors:

–The response by Company leadership to market conditions
–The execution on the Company’s 2021 strategic plan
–The need to retain qualified leadership in an industry that has been disproportionately impacted by COVID-19
–The competitiveness of an incumbent’s position versus the market

After a careful analysis of market data and individual performance, the following compensation changes were approved effective February 22, 2021:

•The Compensation Committee approved a one-time enhancement to the value of Mr. Deno’s award, delivered in the form of performance-based PSUs (design described above) with a grant date value of $1,000,000. The Committee’s decision was informed by the fact that Mr. Deno’s compensation was positioned below the 25th percentile of the peer group, his strong leadership and stability through the pandemic, the fact that he had not had an increase in LTI value since taking the role of CEO, and the critical nature of his role in driving the Company’s transformational strategy and recovery during the pandemic.

•Mr. Meyer received a market adjustment due to having a total target compensation level below the 25th percentile of benchmark. His annual base salary was increased to $525,000 and target annual incentive compensation of $525,000 (100% of salary), each of which were prorated for 2021.

•Ms. Lefferts’s annual base salary was increased to $500,000 and target annual incentive compensation of $425,000 (85% of salary), each of which were prorated for 2021.

No other target compensation changes were approved for our NEOs for 2021.

•NEO Compensation Actions in 2022

Mr. Deno was appointed Chief Executive Officer effective April 1, 2019. The Compensation Committee reviews his compensation arrangements annually based on an independent analysis conducted by FW Cook. Peer benchmarking data reviewed in February of 2021 and 2022, indicated that Mr. Deno’s total target compensation level was below the 25th percentile of the peer group benchmark.

Effective February 21, 2022, the Compensation Committee approved a market adjustment to Mr. Deno’s compensation package to bring his total target compensation between the 25th percentile and median. His annual base salary was increased to $1,000,000 and target annual incentive compensation of $1,500,000 (150% of salary), each of which will be prorated for 2022. As Chief Executive Officer, Mr. Deno’s annual long-term incentive target was adjusted to $4,350,000 (435% of salary).

No other target compensation changes were approved for the Company’s NEOs for 2022.

Executive Compensation Program Philosophy & Principles

Compensation Program Objectives. The Company’s primary objectives for its executive compensation programs are to attract and retain executives, provide a competitive compensation package and motivate and reward a talented, entrepreneurial and creative executive team.

Our methods of achieving these objectives are summarized below:

OBJECTIVES		HOW WE MEET OBJECTIVES
Attract and retain talented executives	•	Provide a competitive total compensation package by taking into account base salary, performance incentives and benefits
Motivate and reward executives	•	Provide a significant portion of each executive’s target total compensation in the form of equity compensation
	•	Balance incentives between equity-based and cash-based compensation to support a high-performing culture
Provide a competitive compensation package	•	Benchmark our compensation against competitors and peer group
	•	Target competitive positioning to align with industry
Ensure internal equity among executives	•	Adjust compensation based on review of job responsibilities and individual performance in addition to market data
Align management and stockholder interests	•	Provide compensation based on short-term and long-term performance objectives
Pay for performance	•
Provide the majority of executive pay in variable, “at-risk” incentive awards - approximately 85.0% and 68.2% of targeted compensation in 2021 for our CEO and other NEOs, respectively, to ensure that realized pay is tied to attainment of significant short-term and long-term operating goals

Governance Best Practices. We seek to ensure that our executive compensation programs are closely aligned with the interests of our stockholders by following these executive compensation best practices:

	WHAT WE DO		WHAT WE DO NOT DO
✓	Design an executive compensation program to mitigate undue risk and conduct annual reviews to assess risk of our compensation programs	✗	Permit executives and directors to hold our stock in a margin account, pledge our stock as collateral for loans or engage in speculative transactions involving our stock, including hedging
✓	Award annual incentive compensation subject to achievement of objective and pre-established performance goals tied to operational and strategic objectives	✗	Perform stock option re-pricing without stockholder approval
✓	Benchmark executive officer compensation around the market median on all elements of target compensation against a relevant peer group	✗	Provide cash buyouts for underwater stock options or stock appreciation rights without stockholder approval
✓	Include double trigger change in control vesting provisions for equity awards	✗	Provide cash compensation upon death or disability
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee	✗	Pay dividends on any unvested stock options, stock appreciation rights, restricted stock units or unearned performance-based equity awards
✓	Use a compensation recovery (“clawback”) policy for the CEO, certain officers and other key employees that applies to cash and equity compensation	✗	Provide excise tax gross-ups upon change in control
✓	Require stock ownership and retention values that align the interests of our executive officers and other key employees with the long-term interests of our stockholders	✗	Provide excessive perquisites

Compensation Program Structure

Performance-Based Overall Total Compensation Mix. Our compensation program for 2021 consisted of three primary elements and other secondary benefits:

	COMPENSATION ELEMENT	DESCRIPTION
Primary Elements	Base salary	Fixed cash compensation designed to provide appropriate, Competitive Market-based predictable compensation
Determined and reviewed annually by the Compensation Committee with input from the compensation consultant, CEO (for other officers) and the Company’s human resources management
	Performance-based cash incentives	Variable cash compensation based on pre-established performance goals measured against Compensation Committee-approved annual targets and individual performance
Target values based on Competitive Market data
	Long-term equity incentive awards	Variable compensation distributed in the form of PSUs (67%) and RSUs (33%)
PSUs cliff vest after three years based on achievement of performance goals
RSUs vest ratably over three years
Target values based on Competitive Market data
Secondary Benefits	Other benefits and perquisites	Medical, dental and vision insurance coverage, as well as life insurance and disability protection
Deferred compensation plan to allow efficient personal tax planning
Relocation assistance for certain newly-hired executives
	Change in control and termination benefits	Provides the CEO, NEOs and other Company executives benefits payable upon specified employment termination events as described in the Change in Control policy, employment agreement or offer of employment

In allocating compensation among the various compensation elements, we provide equitable and competitive levels of fixed compensation (base salary and benefits) while emphasizing performance-based compensation that is dependent on our overall Company performance along with individual performance. Long-term equity incentives comprise the largest share of total compensation and provide an important connection to stockholder interests. We do not target a specific percentage for each element of compensation relative to total compensation. Our target compensation mix results from placing a greater emphasis on variable compensation and targeting around the market median on all elements of target compensation.

The charts below show the annualized target compensation mix for the current CEO and the average annualized target compensation mix for the other NEOs.

CEO Target Compensation Mix

15.0%
24.0%
61.0%
Base Salary
Short Term Incentives
Long Term Incentives

NEO Target Compensation Mix

31.8%
30.8%
37.4%
Base Salary
Short Term Incentives
Long Term Incentives

85.0% of CEO compensation is at-risk.             68.2% of average NEO compensation is at-risk.

Base Salary Design. Base salaries reflect demonstrated experience, skills and competencies, as well as Competitive Market value. Base salary levels of our executive officers may be increased by the Compensation Committee as part of the annual performance review process, upon an executive officer’s promotion, change in job responsibilities or to address internal or external equity, as recommended by management.

Mr. Meyer and Ms. Lefferts each received a competitive market adjustment approved by the Compensation Committee effective February 22, 2021 following an annual executive compensation review. Neither had received any adjustments in compensation since their appointments in 2019.

Mr. Murtha’s base compensation took effect with his appointment to Executive Vice President, Chief Human Resources Officer effective February 8, 2021 and remained in effect upon his appointment to Executive Vice President, Fleming’s, International and Human Resources effective April 9, 2021.

No other NEOs received base pay changes during 2021.

Base salaries of the NEOs are listed in the table below:

NAMED EXECUTIVE OFFICER	ANNUAL BASE SALARY	MARKET ADJUSTMENT APPLIED IN 2021
David J. Deno	$900,000	$—
Christopher A. Meyer (1)	525,000	100,000
Gregg D. Scarlett	675,000	—
Patrick Murtha (2)	500,000	—
Kelly M. Lefferts (3)	500,000	75,000
Michael L. Stutts (4)	500,000	—
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(1)Mr. Meyer received a market adjustment on February 22, 2021.
(2)Mr. Murtha was appointed Executive Vice President, Chief Human Resources Officer effective February 8, 2021; he subsequently became Executive Vice President, Fleming’s, International and Human Resources effective April 9, 2021 with no change in salary.
(3)Ms. Lefferts received a market adjustment on February 22, 2021.
(4)Mr. Stutts departed from the Company on December 20, 2021.

Performance-Based Short-Term Incentive Plan. Cash incentives are awarded to our executive officers under our performance-based short-term incentive plan (the “STIP”). The STIP is designed to place a significant portion of each NEO’s compensation at-risk, with payouts dependent on the Company’s performance. These awards (the “2021 Corporate STIP”) are payable based on the achievement of the Company’s financial and other objectives measured against our internal operating plan.

First Half Design. In light of the continued uncertainty caused by the COVID-19 pandemic, including rapidly changing capacity restrictions by local governments, the Compensation Committee elected to implement a qualitative bonus design for the first half of fiscal 2021. The Compensation Committee’s qualitative review of the first-half was based on a number of factors including:
•The Company’s performance in navigating and recovering from the COVID-19 pandemic
•Implementing operational changes to respond to off-premises dining demands
•Relative performance on year-over-year comparable sales growth when compared to casual dining competitors
•Progress toward the achievement of continued sustainable savings targets set for 2021
•Retention of associates

Based on its assessment of the Company’s performance in the first half, the Compensation Committee determined this portion of the bonus as 100% of target. The first-half bonus was capped at target (100%).

Second Half Design. In July 2021, in light of the acceleration of the recovery, the Compensation Committee elected to restore the Company’s pre-pandemic incentive design consisting of three quantitative financial metrics:

		PAYOUT RANGE
WEIGHTINGS/METRICS	TIME PERIOD	THRESHOLD	TARGET	MAX
• 40% Revenue Growth	• July 1, 2021 to December 26, 2021	1%	100%	200%
• 40% Operating Income Margin
• 20% Restaurant Support Center Savings

The NEO’s annual STIP targets, measured as a percentage of base salary, are established in each executive officer’s employment agreement or offer of employment and may be increased by the Compensation Committee from time to time. The 2021 Corporate STIP target payout amounts for each NEO, as a percentage of his or her base salary were as follows:

NAMED EXECUTIVE OFFICER	2021 ANNUAL PERFORMANCE-BASED CASH INCENTIVE TARGET, AS A PERCENTAGE OF BASE SALARY	CHANGE FROM 2020 AS A PERCENTAGE OF BASE SALARY DUE TO MARKET ADJUSTMENT
Mr. Deno	150%	—%
Mr. Meyer (1)	100%	15%
Mr. Scarlett	120%	—%
Mr. Murtha	85%	—%
Ms. Lefferts	85%	—%
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(1)Mr. Meyer had his incentive target adjusted effective February 8, 2021 following an annual executive compensation review; his award payments were pro-rated to reflect the percentage applicable to the period prior to their appointment date.

Similar to 2020, the Company again outperformed casual dining competitors on year-over-year comparable sales by 280 basis points through 2021. Record revenue of $4.119B was delivered, exceeding the $3.972B target established in July 2021. Additionally, the Restaurant Support Center achieved savings of $18.8M, well in excess of the $15.0 million target originally set by the Compensation Committee in July 2021. No individual performance components or adjustments were applied to any incentive outcome for 2021. The combined performance achieved under the 2021 Corporate STIP resulted in the following performance-based cash incentives:

NAMED EXECUTIVE OFFICER	STIP PERFORMANCE PAYOUT	ACHIEVEMENT AS % OF STIP TARGET
Mr. Deno	$2,011,500	149%
Mr. Meyer (1)	744,713	149%
Mr. Scarlett	1,206,900	149%
Mr. Murtha (2)	633,250	149%
Ms. Lefferts (3)	618,637	149%
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(1)Payout amount above for Mr. Meyer is prorated based on changes to his salary and bonus target during the fiscal year.
(2)Mr. Murtha’s offer letter effective February 8, 2021 established his 2021 bonus target as $425,000 without proration.
(3)Payout amount above for Ms. Lefferts is prorated based on changes to her salary during the fiscal year.

Performance-based cash incentives earned by the NEOs under the 2021 STIP are reflected in the “—Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation.” Threshold, target and maximum payments for the NEOs under the 2021 STIP are reflected in “—Grants of Plan-Based Awards for 2021.”

Performance-Based Long-Term Incentive Program. LTI awards are designed to align a significant portion of total compensation with long-term stockholder value creation. These equity awards are designed to reward longer-term performance, facilitate equity ownership, deter outside recruitment of our key personnel and further align the interests of our executive officers with those of our stockholders. Equity awards have generally been limited to our executive officers and other key employees who are in a position to contribute substantially to our growth and success.

•2021 LTI Awards

Based on the recommendation of the Compensation Committee, the Board of Directors approved LTI grants in February 2021 to our executive officers under the 2020 Equity Plan consisting of 67% PSUs and 33% RSUs.

MEASURE	PERFORMANCE SHARE UNITS (“PSUs”)	RESTRICTED STOCK UNITS (“RSUs”)
WEIGHTING	67%	33%
PURPOSE	PSUs align our executives with stockholders by encouraging executives to have a longer-term perspective with respect to driving sustainable performance, rather than taking risks for short-term pay-off.	RSUs provide our key executives with meaningful retentive value.
DESIGN	The 2021 PSUs provide for cliff vesting at the end of the three year performance period (2021-2023), contingent upon meeting performance objectives and continued employment. The number of units earned varies to the extent the performance targets are achieved over the period, ranging from 1% for threshold achievement to 200% for maximum achievement. The PSUs are distributed upon the Compensation Committee certifying that the performance metrics have been attained and making a recommendation of payment that is approved by the Board.	The 2021 RSUs vest one-third per year over three years.

Management and the Compensation Committee review the performance target for the PSUs each year as part of the LTI review process to ensure the goals drive desired behaviors and business decisions. For 2021, Adjusted EPS for the 2023 fiscal year was chosen as the core PSU performance measure in order to continue to encourage executives to successfully balance profit maximization and the efficient use of capital. Additionally, new for 2021, the Company added a Relative TSR modifier, which can adjust final payouts. Relative TSR of the Company will be compared against the other companies in the S&P 1500 Restaurant Index (23 casual dining and fast dining companies) and can adjust payouts downward or upward using a range of 75%-125%. In no event can the award payout above 200% of target.

Performance goals for the 2021 PSU award were approved by the Compensation Committee in February 2021 during a period of heightened uncertainty due to the global pandemic with a preceding fiscal year Adjusted EPS loss of $(0.69). With limited ability to forecast short-term or long-term business performance due to the severe impact in 2020 caused by the pandemic, an internal recovery estimate of $1.90 for fiscal year 2022 was used to anchor the performance goals, which was consistent with the original, pre-pandemic 2020 guidance range of $1.85 to $1.90. At the time these goals were set, the Company anticipated 2022 would be the first full year not impacted by the pandemic. The payout range positioned a target payout to 8% growth in fiscal year 2023 to $2.06, and a maximum payout at 15% growth to $2.20. The 2021 PSU award may vest and pay out, if at all, in 2024 based on Adjusted EPS performance at the end of fiscal year 2023. Any payout remains subject to the final certification of the Compensation Committee.

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS
	THRESHOLD (1% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2023 Adjusted EPS Performance (1)	$1.97	$2.06	$2.20
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(1)Adjusted EPS as defined for this grant excludes the impact of certain items that are not reflective of our business operations.

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS
	MINIMUM (Bottom Third of Relative TSR Comparison Group)	TARGET (Middle Third of Relative TSR Comparison Group)	(Top Third of Relative TSR Comparison Group)
Relative TSR Performance 2021-2023	75%	100%	125%

•Previously Awarded PSUs

2019 PSU Award. LTI grants made in 2019 for the 2019-2021 performance period utilized a cumulative three-year performance period. Average Annual Adjusted EPS growth relative to 2018 Adjusted EPS, as defined under the Company’s 2019 award agreements was the performance metric for the 2019 PSU award. The Adjusted EPS calculation for LTI purposes is similar to the non-GAAP Adjusted EPS that we use in our presentations with stockholders, which is adjusted to exclude the impact of certain items that are not reflective of our business operations. The following table shows the percentage of PSUs earned under the 2019 PSU award and the applicable performance measures:

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS			ACTUAL RESULTS	PERCENTAGE OF PSUs EARNED 2019-2021
	THRESHOLD (50% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2019-2021 Average Annual Adjusted EPS Growth (2019 grant) (1)	5%	8%	15%	24.5%	200%
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(1)The baseline Adjusted EPS used to measure such growth is $1.40, as disclosed in our Q4 2019 earnings release on a comparable basis for the impact of the new lease accounting standard adopted in Q1 2018. Among its impacts, we no longer recognized the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense which represented a ten cent reduction in earnings per share for the year. Comparable basis results exclude the benefit in 2018.

•Administering LTI Awards

In May 2020, the Company’s stockholders adopted the 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) to replace our 2016 Equity Incentive Plan (the “2016 Plan”). The purpose of the 2020 Plan is to promote the interests of our Company and its stockholders by (1) providing a means for our Company to attract and retain talented individuals; (2) encouraging the profitability and growth of our Company through annual and long-term incentives that are consistent with our goals and link a significant portion of compensation to the value of our common stock; and (3) providing incentives that will align the interests of our employees, consultants and directors with those of our stockholders. This plan was in effect for awards issued beginning in May 2020 and remains in effect.

The Company also has an Equity Award Policy that prohibits granting equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates. Because the Company believes equity awards are an important part of our compensation program, we grant equity awards on an annual basis to key employees, including our executive officers. Annual equity awards must be approved by the Compensation Committee (or the Board) and granted following the second business day after the announcement of earnings for the fiscal year. This policy exists so the Company can issue our annual equity award grants during the time when potential material information regarding our financial performance is most likely to be available to the market. The Compensation Committee approves new-hire, promotion and retention equity awards for NEOs, as well as other executive officers, and has delegated the authority to the Equity Award Committee to approve all other “off-cycle” new-hire, promotion and retention equity awards.

Program Governance

Compensation Peer Group and Competitive Market Information. The Compensation Committee utilizes a compensation peer group of certain consumer discretionary companies to evaluate executive officer compensation levels and to benchmark our executive compensation design and governance features. The Compensation Committee reviews the peer group on an annual basis to ensure the peer group includes companies with certain attributes. These attributes include: companies with comparable size (based on revenue, market capitalization and other relevant metrics), companies that maintain strong consumer brands and/or have multiple consumer brands in their portfolios, companies that have an entrepreneurial culture, companies that are globally positioned and companies that compete with us for executive talent.

For 2021, the peer group data compiled by the independent compensation consultant, FW Cook, was used to establish market consensus information (the “Competitive Market”) against which the Compensation Committee assessed our compensation elements. The Compensation Committee also periodically reviews other benchmarking data as presented by FW Cook and the Company’s human resources management, such as peer equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies and equity burn rates and overhang.

The peer group used for 2021 compensation benchmarking consisted of the following 18 companies:

COMPENSATION PEER GROUP COMPANIES
Brinker International, Inc.	Foot Locker, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Hyatt Hotels Corporation	The Cheesecake Factory Incorporated
Cracker Barrel Old Country Store, Inc.	Jack in the Box Inc.	The Wendy’s Company
Darden Restaurants, Inc.	MGM Resorts International	Williams-Sonoma Inc.
Dine Brands Global	Norwegian Cruise Line Holdings	Wyndham Worldwide Corporation
Domino’s Pizza	Royal Caribbean Cruises Ltd.	YUM! Brands, Inc.
In July 2021, the Compensation Committee reviewed the peer group to be used for 2022 and made no changes.

Our executive compensation program is designed to provide the Compensation Committee flexibility to set compensation in the Competitive Market ranges shown below for each element of compensation. Compensation for each individual may be below or above the targeted competitive positioning based on several factors, including performance of the business, the individual’s skill set relative to industry peers, overall experience and time in the position, critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level and role relative to that of other executive officers and other business factors. The Compensation Committee does not set a specific position relative to the market for indirect compensation, such as benefits and perquisites.

In assessing the target range for compensation relative to the market, the Compensation Committee targets around the Competitive Market Median for all elements of target direct compensation.

COMPENSATION ELEMENT	TARGETED RANGE
Base Salary	Competitive Market Median for all Elements of Target Compensation
Short-Term Incentives
Target Total Cash
Long-Term Incentives
Target Total Compensation

Role of the Compensation Committee. Our Compensation Committee oversees our executive compensation program and, in some cases, together with the Board of Directors:

•Approves the type and amount of compensation paid to our CEO and other executive officers

•Approves agreements with our executive officers

•Provides oversight to our equity compensation plan

•Meets periodically and monitors our compensation arrangements and objectives

The Compensation Committee considers the Competitive Market data provided by FW Cook and the Company’s human resources management team, as well as recommendations from broader management, to evaluate the appropriateness and competitive positioning of the CEO and each other NEO’s total compensation and compensation elements. The Compensation Committee reviews and approves the compensation of the CEO, based in part on the CEO’s performance review as assessed by the full Board of Directors.

Our executive officers have employment agreements or offers of employment that establish, among other things, the executive’s base salary and target bonus, measured as a percentage of base salary, as well as benefits upon a termination of employment and/or a change in control of the Company. Our Compensation Committee’s approval of equity awards to our executive officers qualifies these awards as exempt awards under Rule 16b-3 under the Exchange Act.

Role of Independent Compensation Consultant. The Compensation Committee has engaged FW Cook to serve as its independent compensation consultant since 2013. FW Cook’s responsibilities include, but are not limited to, providing compensation market data, advising on trends and developments in executive compensation, periodically reviewing the design of the executive compensation program, providing independent analysis of CEO compensation and providing advice to the Compensation Committee and its Chair, as requested. The Compensation Committee has directly engaged and has the sole authority to hire and terminate FW Cook. FW Cook attends Compensation Committee meetings and, on occasion, obtains information and input from management to ensure that its recommendations are consistent with Bloomin’ Brands’ strategy and culture. The Company does not engage FW Cook for any other unrelated consulting or services.

Role of Chief Executive Officer in Compensation Decisions. The Compensation Committee considers the recommendations of the CEO with respect to salary adjustments, annual cash incentive bonus targets and awards and equity incentive awards for our other executive officers. In addition, the CEO provides input to the Compensation Committee on the design of incentive compensation and other employee benefit plans to ensure alignment with the Company’s business strategies and goals.

Our CEO reviews performance objectives with the Compensation Committee, including financial objectives and non-financial objectives for strategic business and human capital priorities. The Compensation Committee meets in executive session with and without its compensation consultant to review and discuss the performance and compensation of the CEO. The CEO does not participate in determinations or recommendations regarding his own compensation.

Other Policies and Practices Related to Executive Compensation

Compensation Recovery (“Clawback”). We have a Compensation Recovery Policy pursuant to which the CEO, certain officers who report directly to the CEO and key employees designated by the Board will be required to return incentive compensation paid to them if the financial results upon which the awards were based are restated and republished under applicable securities laws, excluding any restatement required due to changes in accounting rules or standards or changes in applicable law (a “Material Financial Restatement”).

At the Board’s discretion, we can recover all or a portion of any cash or equity-based compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement.

We believe our Compensation Recovery Policy is sufficiently broad to reduce the potential risk that the CEO, certain officers or key employees would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment of compensation that should not have been rewarded. The Company continues to monitor pending regulatory developments impacting Clawback provisions and plans to review this policy accordingly.

Stock Ownership Guidelines. To further strengthen the link between executive and stockholder interests, we have a Stock Ownership Guidelines Policy for directors, executive officers and other executive leadership team members who are eligible to receive long-term incentive awards. The target level of ownership of our common stock is established as a multiple of base salary or annual retainer, as applicable.

POSITION	TARGET OWNERSHIP
Non-Employee Directors	5x Annual Retainer
Chief Executive Officer	5x Base Salary
Executive Officers	3x Base Salary
Other Executive Leadership Team Members Not Listed Above	1x Base Salary

Each individual subject to the Stock Ownership Guidelines Policy is expected to achieve the ownership target within five years from the date on which the individual became subject to the guidelines. For executive officers appointed prior to December 17, 2014, the ownership requirement was met prior to December 17, 2019. For executive officers appointed after December 17, 2014, the ownership requirement must be met by the fifth anniversary of the date they were first appointed an executive officer. All executive officers have achieved their requirement or are on track to achieve their requirement prior to their respective deadline. Shares that count toward the target ownership amount include common stock directly or indirectly owned, estimated after-tax value of unvested, time-based RSUs and estimated after-tax, in-the-money value of vested stock options. Unvested stock options, out-of-the-money stock options and unearned PSUs do not count toward the target ownership amount. While the employee is not in compliance with his or her ownership requirement, the employee must retain 50% of the net after-tax shares received from the vesting or exercise of his or her LTI shares. Notwithstanding this restriction, employees may immediately sell Company stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability.

    Insider Trading Policy - Prohibitions on Hedging and Pledging. Under our Insider Trading Policy, our directors and executive officers are prohibited from engaging in short sales or investing in other kinds of hedging transactions or financial instruments that are designed to hedge or offset any decrease in the market value of our securities. In addition, our directors and executive officers are prohibited from holding our securities in a margin account and from pledging our securities as collateral for a loan. Our policy is not intended to prohibit diversification transactions or broad-based index transactions.

    Other Benefits and Perquisites. The NEOs are each entitled to receive certain perquisites and benefits under the terms of their employment agreements and offers of employment. We believe these benefits are reasonable and consistent with our overall compensation program and better enable us to attract and retain qualified employees for key positions. Such benefits include life insurance, medical insurance and annual physical examinations. The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to the NEOs.

We offer a deferred compensation plan for our highly compensated employees who are not eligible to participate in our 401(k) plan. The deferred compensation plan allows highly compensated employees to contribute from 5% to 90% of their base salary and from 5% to 100% of their cash bonus on a pre-tax basis to an investment account consisting of various investment fund options. The plan permits us to make a discretionary contribution to the plan on behalf of an eligible employee periodically; however, we have not made any discretionary contributions to date. In the event of the employee’s termination of employment, the employee is entitled to receive the full balance in the account in a single lump sum or in equal annual installments over a specified period of two to 15 years. If the employee becomes disabled or dies before any deferred amounts are paid out under the plan, we will pay to the employee (or the employee’s beneficiary if applicable) the full balance in the account in a single lump sum. If the employee’s employment terminates due to death or disability after he or she begins receiving payments, the remaining installment payments will be paid in installment payments as such payments come due.

The amounts attributable to perquisites and other benefits provided to the NEOs are reflected in the “—Summary Compensation Table” under the heading “All Other Compensation.”

    Change in Control and Termination Benefits. Each employment agreement or offer of employment and our equity award plans and agreements establish, among other things, the executive’s benefits upon a termination of employment and/or a change in control. For a summary of these arrangements, see “—Potential Payments Upon Termination or Change in Control.”

In addition, the Board of Directors adopted an Executive Change in Control Plan (the “Change in Control Plan”), which entitles executive officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment upon or within the 24 months following certain change-in-control events. The payments and benefits will be reduced by the amount of any severance or similar payments or benefits under an employment agreement or other arrangement with us and are subject to the employee’s compliance with non-competition and other restrictive covenants, and the other terms and conditions of the Change in Control Plan. These benefits are described in more detail under “—Potential Payments Upon Termination or Change in Control” below.

The Compensation Committee considers these severance and change in control benefits to be an important part of the executive compensation program and consistent with Competitive Market practice. The Compensation Committee believes that providing appropriate severance benefits helps to attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. Furthermore, these severance benefits provide the executive officers with a reasonable range of income protection in the event of a qualifying employment termination and, following a change in control, support our executive retention goals and encourage their independence and objectivity in considering potential change-in-control transactions. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.

Tax and Accounting Implications. In making decisions about executive compensation, the Compensation Committee took into account certain tax and accounting considerations, including Sections 162(m), 409A and 280G of the Internal Revenue Code. Additionally, we account for stock-based payments in accordance with the requirements of FASB ASC Topic No. 718, “Compensation-Stock Compensation.” Until 2018, performance-based compensation was exempt from the $1 million tax deductibility limit for compensation paid to covered executives under Internal Revenue Code Section 162(m). Although the Compensation Committee will consider the tax impact of compensation to our covered executives and to the Company when designing our compensation programs, non-deductible compensation will be paid to covered executives when our Compensation Committee determines that providing such compensation is appropriate to attract and retain executive talent or is otherwise in the best interests of the Company.
Our Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee
David R. Fitzjohn, Chair
Wendy A. Beck
R. Michael Mohan

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all such filed forms. Based solely on review of such copies or written representations from reporting persons, we believe that all reports were filed on a timely basis during the fiscal year ended December 26, 2021. On February 9, 2022, our director, Tara Levy, filed a Form 5 to report the cumulative number of common shares (27.605 shares) that she was not previously aware that she received under an automatic dividend reinvestment program through her broker related to a quarterly cash dividend paid by the Company to its stockholders on March 13, 2020.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Fitzjohn and Mohan and Ms. Beck, all of whom are Independent Directors.

Compensation-Related Risk

As part of its oversight and administration of our compensation programs, the Compensation Committee considered the impact of our compensation policies and programs for our executive officers, to determine whether they present a significant risk to the Company or encourage excessive risk taking by our executive officers. Based on an assessment performed by its independent compensation consultant FW Cook, the Compensation Committee concluded that our compensation programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table summarizes compensation earned by our NEOs for fiscal 2021:

NAMED EXECUTIVE OFFICER		SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION
	YEAR	(1)	(2)	(3)	(4)	(5)	(6)	TOTAL
David J. Deno	2021	$900,000	$—	$4,600,046	$—	$2,011,500	$6,732	$7,518,278
Chief Executive Officer	2020	695,597	—	3,600,036	—	1,271,700	9,651	5,576,984
	2019	837,500	—	4,182,526	1,792,503	1,162,131	6,199	7,980,859
Christopher Meyer (7)	2021	509,615	—	721,899	—	744,714	4,347	1,980,575
Executive Vice President, Chief Financial Officer	2020	425,000	—	595,026	—	340,298	949	1,361,273
	2019	412,500	—	1,023,781	438,750	456,015	5,630	2,336,676
Gregg D. Scarlett	2021	675,000	—	1,113,761	—	1,206,900	4,950	3,000,611
Executive Vice President, Chief Operating Officer, Casual Dining Restaurants	2020	659,962	—	2,077,889	312,000	721,876	3,157	3,774,884
	2019	560,000	2,500	630,009	270,002	673,064	2,632	2,138,207
Patrick Murtha	2021	517,308	—	550,042	—	633,250	3,663	1,704,263
Executive Vice President, Fleming’s, International and Human Resources

Kelly M. Lefferts (7)	2021	488,462	—	550,042	—	618,636	6,099	1,663,239
Executive Vice President, Chief Legal Officer	2020	425,000	—	595,026	—	340,298	6,674	1,366,998
	2019	375,500		824,717	42,303	409,905	1,748	1,654,173
Michael Stutts (8)	2021	492,308	—	550,042	—	—	1,609,686	2,652,036
Former Executive Vice President, Chief Customer Officer	2020	500,000	—	750,002	—	400,350	2,381	1,652,733
	2019	288,462	—	858,500	234,000	297,173	30,954	1,709,089
_________________
(1)Salaries are paid on a bi-weekly basis. The base salary amount for Mr. Stutts is prorated based on his departure date December 20, 2021.
(2)Mr. Scarlett was issued a one-time $2,500 bonus in 2019 under the Company’s service anniversary program applicable to all employees.
(3)The amounts reported for stock awards represent the aggregate grant date fair value of RSUs and PSUs. The aggregate grant date value of the RSUs was computed in accordance with FASB ASC Topic No. 718 (“ASC 718”), based on the market value of the underlying shares on the date of grant. PSU awards pay-out at a range of 0% to a maximum of 200% of their targets based on the following performance measures: 1% for threshold, 100% for target and 200% for maximum. For 2021, the PSU amounts reported represent the aggregate grant date fair value of the 2021 award based on the probable attainment of the performance measures as of the grant date (assumed to be 100% for target) in accordance with ASC 718. The aggregate grant date fair value of the 2021 PSUs assuming achievement of the maximum performance level of 200% would be: Mr. Deno, $6,800,083; Mr. Meyer, $962,538; Mr. Scarlett, $1,485,014; Mr. Murtha, $733,380; Ms. Lefferts, $733,380 and Mr. Stutts, $733,380. For 2019 and 2020, the PSU amounts reported include the aggregate grant date fair value of the PSUs assuming achievement at Target performance level of 100%. See “—Compensation Discussion and Analysis” under the heading “Performance-Based Long-Term Incentive Program” for a description of the RSU and PSU terms. See also Note 7, “Stock-based and Deferred Compensation Plans,” of the notes to consolidated financial statements in Item 8 of our Annual Report on Form 10-K for additional information regarding these awards.
(4)The amounts for option awards represent the aggregate grant date fair value of stock option awards computed in accordance with ASC 718. The stock option awards were valued at fair value on the grant date using the Black-Scholes option pricing model. Stock option awards are subject to vesting requirements. See “—Compensation Discussion and Analysis” under the heading “Performance-Based Long-Term Incentive Program” for a description of the stock option terms.
(5)Non-equity incentive plan compensation represents amounts earned under the performance-based cash incentive plans, or STIPs, established for such years. See “—Compensation Discussion and Analysis” under the heading “Performance-Based Short-Term Incentive Plan” for a description of the STIPs for 2021.
(6)The table set forth below titled “All Other Compensation” provides additional information regarding these amounts.
(7)Mr. Meyer and Ms. Lefferts received market adjustments effective February 22, 2021 and their salaries and bonuses were prorated based on their compensation levels in effect during the year.
(8)Mr. Stutts served as the Company’s Executive Vice President and Chief Customer Officer until December 20, 2021.

All Other Compensation

The amounts shown for “All Other Compensation” for 2021 include the following:

	LIFE
NAMED EXECUTIVE OFFICER	INSURANCE (1)	OTHER	TOTAL
David J. Deno	$6,732	$—	$6,732
Christopher A. Meyer (2)	1,258	3,089	4,347
Gregg D. Scarlett	4,950	—	4,950
Patrick Murtha	3,663	—	3,663
Kelly M. Lefferts (2)	2,248	3,851	6,099
Michael L. Stutts (3)	540	1,609,146	1,609,686
__________________
(1)The amounts shown reflect the imputed income for group term life insurance provided to our executive officers.
(2)The amounts shown in “Other” reflect executive physical fees and where applicable, wellness incentives paid in connection with our executive medical benefits.
(3)The amount shown in “Other” includes a separation payment to Mr. Stutts of $1,609,146 in connection with his departure from the Company. This amount includes $5,547 advance reimbursement of COBRA premiums, and $3,599 for reimbursement of tax obligations resulting from this COBRA subsidy in accordance with the severance agreement.

Grants of Plan-Based Awards for 2021

The following table summarizes the performance-based cash incentive awards (STIPs) and long-term stock incentive (LTI) awards made during 2021:

											GRANT
								ALL	ALL OTHER		DATE
								OTHER	OPTION		FAIR
		ESTIMATED FUTURE PAYOUTS			ESTIMATED FUTURE PAYOUTS			STOCK	AWARDS:	EXERCISE	VALUE
		UNDER NON-EQUITY			UNDER EQUITY			AWARDS:	NUMBER OF	PRICE	OF
		INCENTIVE			INCENTIVE			NUMBER	SECURITIES	OF	STOCK &
		PLAN AWARDS (1)			PLAN AWARDS (2)			OF	UNDERLYING	OPTION	OPTION
	GRANT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	SHARES	OPTIONS	AWARDS	AWARDS
NAMED EXECUTIVE OFFICER	DATE	($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#)	($/Sh)	($) (3)
David J. Deno
Annual STIP Bonus		13,500	1,350,000	2,025,000	—	—	—	—	—	—	—
Annual PSU Grant	2/22/2021	—	—	—	808	80,727	161,454	—	—	—	2,400,014
Annual RSU Grant (4)	2/22/2021	—	—	—	—	—	—	46,154	—	—	1,200,004
Special PSU Grant	2/22/2021	—	—	—	337	33,637	67,274	—	—	—	1,000,028
Christopher A. Meyer
Annual STIP Bonus		4,998	499,808	749,712	—	—	—	—	—	—	—
Annual PSU Grant	2/22/2021	—	—	—	162	16,188	32,376	—	—	—	481,269
Annual RSU Grant (4)	2/22/2021	—	—	—	—	—	—	9,255	—	—	240,630
Gregg D. Scarlett
Annual STIP Bonus		8,100	810,000	1,215,000	—	—	—	—	—	—	—
Annual PSU Grant	2/22/2021	—	—	—	250	24,975	49,950	—	—	—	742,507
Annual RSU Grant (4)	2/22/2021	—	—	—	—	—	—	14,279	—	—	371,254
Patrick Murtha
Annual STIP Bonus		4,250	425,000	637,500	—	—	—	—	—	—	—
Annual PSU Grant	2/22/2021	—	—	—	124	12,334	24,668	—	—	—	366,690
Annual RSU Grant (4)	2/22/2021	—	—	—	—	—	—	7,052	—	—	183,352
Kelly M. Lefferts
Annual STIP Bonus		4,152	415,192	622,788	—	—	—	—	—	—	—
Annual PSU Grant	2/22/2021	—	—	—	124	12,334	24,668	—	—	—	366,690
Annual RSU Grant (4)	2/22/2021	—	—	—	—	—	—	7,052	—	—	183,352
Michael L. Stutts
Annual STIP Bonus (5)		—	—	—	—	—	—	—	—	—	—
Annual PSU Grant	2/22/2021	—	—	—	124	12,334	24,668	—	—	—	366,690
Annual RSU Grant (4)	2/22/2021	—	—	—	—	—	—	7,052	—	—	183,352
__________________
(1)Amounts represent potential performance-based cash incentive awards under the 2021 Corporate STIP for all NEOs. The minimum award level is 1% of target bonus, the target award level is 100% of target bonus, and the maximum award level for 2021 is 150% of target bonus. Actual payouts are derived using a non-linear scale between such points. Threshold is represented with minimum payout of stipulated plan, but zero payout is possible if threshold performance measures are not met. See “—Compensation Discussion and Analysis” under the heading “Performance-Based Short-Term Incentive Plan” for a description of the 2021 Corporate STIP.
(2)Amounts represent potential shares to be issued upon settlement of the aggregate number of PSUs granted in 2021, which vest as to 100% of the shares on the third anniversary of the grant date, contingent upon such executive’s continued employment by us, and the number of shares earned ranges from 0% to 200% based upon the achievement of performance targets set at the beginning of the performance period as follows: 1% for threshold, 100% for target and 200% for maximum. Any portion of the award that is unvested upon termination is generally forfeited, unless the executive meets certain age and service criteria for retirement eligibility. See “—Compensation Discussion and Analysis” under the heading “Performance-Based Long-Term Incentive Program” for a description of the PSU terms. The executive generally forfeits any portion of the award for which the threshold performance is not achieved. Threshold is represented with minimum payout of stipulated financial plan, but zero payout is possible if threshold performance measure is not met.
(3)We valued the RSU awards and PSU awards on the grant date in accordance with ASC 718. See Note 7, “Stock-based and Deferred Compensation Plans,” in the notes to consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 26, 2021.
(4)RSU grants each vest as to one-third of the shares on each anniversary of the grant date, contingent upon the individual’s continued employment.
(5)Mr. Stutts departed from the Company on December 20, 2021 and forfeited his bonus for fiscal year 2021.

Outstanding Equity Awards at 2021 Year-End

The following table summarizes outstanding stock options, unvested RSUs and PSU awards for each NEO as of December 26, 2021:

	OPTION AWARDS				STOCK AWARDS (1)
					EQUITY INCENTIVE
					PLAN AWARDS:
			OPTION		UNEARNED SHARES, UNITS,
			EXERCISE		OR RIGHTS THAT HAVE
	NUMBER OF		PRICE		NOT VESTED
	SECURITIES UNDERLYING		PER	OPTION	NUMBER OF	MARKET
	UNEXERCISED OPTIONS (#)		SHARE	EXPIRATION	SHARES	VALUE
NAMED EXECUTIVE OFFICER	EXERCISABLE	UNEXERCISABLE (2)	$	DATE	(#) (2)	$ (3)
David J. Deno
May 7, 2012 (4)	132,084	—	14.58	5/7/2022	—	—
February 26, 2013 (5)	72,551	—	17.40	2/26/2023	—	—
February 27, 2014 (5)	58,800	—	25.32	2/27/2024	—	—
February 26, 2015 (5)	55,760	—	25.36	2/26/2025	—	—
February 25, 2016 (5)	56,577	—	17.15	2/25/2026	—	—
February 24, 2017 (5)(6)	57,921	—	17.27	2/24/2027	—	—
February 23, 2018 (5)(6)	32,187	10,730	24.10	2/23/2028	4,582	95,993
February 19, 2019 (7)(8)(11)(12)	33,563	16,782	21.29	2/19/2029	35,521	744,165
April 1, 2019 (7)(8)(11)(12)	180,505	90,253	20.62	4/1/2029	188,421	3,947,420
February 20, 2020 (7)(9)(12)	—	—	—	—	154,741	3,241,824
February 22, 2021(7)(10)(12)	—	—	—	—	160,518	3,362,852
Christopher Meyer
February 27, 2014 (5)	3,194	—	25.32	2/27/2024	—	—
February 26, 2015 (5)	6,251	—	25.36	2/26/2025	—	—
February 25, 2016 (5)	4,207	—	17.15	2/25/2026	—	—
February 24, 2017 (5)(6)	6,591	—	17.27	2/24/2027	—	—
February 23, 2018 (5)(6)	5,416	1,806	24.10	2/23/2028	771	16,152
February 19, 2019 (7)(8)(11)(12)	6,454	3,228	21.29	2/19/2029	6,832	143,130
April 1, 2019 (7)(8)(11)(12)	46,028	23,015	20.62	4/1/2029	48,048	1,006,606
February 20, 2020(7)(9)(12)	—	—	—	—	25,576	535,817
February 22, 2021 (7)(10)(12)	—	—	—	—	25,443	533,031
Gregg D. Scarlett
February 27, 2014 (5)	12,166	—	25.32	2/27/2024	—	—
February 26, 2015 (5)	14,706	—	25.36	2/26/2025	—	—
April 1, 2015 (5)	100,000	—	24.14	4/1/2025	—	—
February 25, 2016 (5)	16,973	—	17.15	2/25/2026	—	—
August 1, 2016 (5)	100,000	—	17.96	8/1/2026	—	—
February 24, 2017 (5)(6)	36,090	—	17.27	2/24/2027	—	—
February 23, 2018 (5)(6)	27,730	9,244	24.10	2/23/2028	3,948	82,711
February 19, 2019 (7)(8)(11)(12)	30,981	15,491	21.29	2/19/2029	32,788	686,909
February 20, 2020 (7)(9)(12)	—	—	—	—	30,090	630,386
March 2, 2020 (7)(9)(11)(12)	33,333	66,667	18.45	3/2/2030	68,334	1,431,597
February 22, 2021 (7)(10)(12)	—	—	—	—	39,254	822,371
Patrick Murtha
February 22, 2021 (7)(10)(12)	—	—	—	—	19,386	406,137
Kelly M. Lefferts
February 27, 2014 (5)	3,407	—	25.32	2/27/2024	—	—
February 26, 2015 (5)	4,200	—	25.36	2/26/2025	—	—
February 23, 2018 (5)(6)	4,277	1,426	24.10	2/23/2028	609	12,759
February 19, 2019 (7)(8)(11)(12)	4,854	2,427	21.29	2/19/2029	5,138	107,641
June 1, 2019 (12)	—	—	—	—	13,334	279,347
February 20, 2020 (7)(9)(12)	—	—	—	—	25,576	535,817
February 22, 2021 (7)(10)(12)	—	—	—	—	19,386	406,137
Michael L. Stutts (13)
July 1, 2019 (11)(12)	33,333	—	18.33	7/1/2029	—	—
_________________
(1)All stock options, RSUs and PSUs are granted under a stockholder approved equity incentive plan.

(2)Unvested portions of awards are generally forfeited upon termination of employment, unless the executive meets certain age and service criteria for retirement eligibility. See footnote (4) below and “—Potential Payments Upon Termination or Change in Control” for additional information regarding accelerated vesting on certain terminations of employment.
(3)Market value is calculated by multiplying $20.95, which was the closing price per share of our common stock on the NASDAQ Global Select Market on December 23, 2021, the last market day of our fiscal year end, by the number of shares subject to the award.
(4)These represent stock options that remain outstanding from a May 7, 2012 award that fully vested in 2017.
(5)Stock option grants vest as to 25% of the shares on each anniversary of the grant date, contingent on continued employment.
(6)RSU grants vest as to 25% of the shares on each anniversary of the grant date, contingent on continued employment.
(7)PSU grants vest as to 100% of the shares on the third anniversary of the grant date, contingent on continued employment assuming a payout at target performance. The actual number that may be earned ranges from 0% to 200% based upon the achievement of performance targets for the three-year period set on the grant date, as follows: 1% for threshold, 100% for target and 200% for maximum. See “Compensation Discussion and Analysis” under the heading “Performance-Based Short-Term Incentive Plan” for a description of the PSU terms.
(8)The Compensation Committee certified performance payout for PSUs granted in 2019 on February 7, 2022, based on Adjusted EPS growth over 2019-2021 at 200% of target. These PSUs are reflected at actual performance and will vest on the third anniversary of the grant date.
(9)These PSUs are reflected at target performance and will vest, if at all, based on the Compensation Committee’s certification of Adjusted EPS Growth over the fiscal 2020-2022 period. The Compensation Committee retains the right to adjust payout outcomes negatively or positively for unusual, infrequently occurring, or non-operating items and performance is uncertain until the time of certification.
(10)These PSUs are reflected at target performance and will vest, if at all, based on the Compensation Committee’s certification of Adjusted EPS Performance at the conclusion of fiscal year 2023, and Relative TSR performance as compared to a Relative TSR Comparison Group over the 2021-2023 performance period. The Compensation Committee retains the right to adjust payout outcomes negatively or positively for unusual, infrequently occurring, or non-operating items and performance is uncertain until the time of certification.
(11)Stock option grants vest as to one-third of the shares on each anniversary of the grant date, contingent on continued employment.
(12)RSU grants vest as to one-third of the shares on each anniversary of the grant date, contingent on continued employment.
(13)Mr. Stutts’ outstanding stock options that were already vested at the time of his termination remain exercisable through December 20, 2022 under the terms and conditions of his Separation Agreement, filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 26, 2021. All unvested awards, consisting of 16,667 options, 31,779 RSUs and 36,512 PSUs held by Mr. Stutts as of December 20, 2021 terminated on such date. Based on the closing price of $20.95 on December 23, 2021, the total value of the forfeited stock options, RSUs and PSUs using target performance for PSUs was $1,474,364.

Option Exercises and Stock Vested for Fiscal 2021

The following table summarizes the exercise of stock options and vesting of PSUs and RSUs held by the NEOs during fiscal 2021:

	OPTION AWARDS		STOCK AWARDS
	NUMBER OF		NUMBER OF
	SHARES	VALUE	SHARES	VALUE
	ACQUIRED	REALIZED	ACQUIRED	REALIZED
	ON EXERCISE	ON EXERCISE	ON VESTING	ON VESTING
NAMED EXECUTIVE OFFICER	(#)	(1)	(#)	(2)
David J. Deno	—	$—	88,766	$2,313,586
Christopher Meyer	—	—	17,907	470,114
Gregg D. Scarlett	75,000	902,013	50,934	1,304,350
Patrick Murtha	—	—	—	—
Kelly M. Lefferts	22,476	310,085	21,334	591,439
Michael L. Stutts	—	—	20,696	552,716
_________________
(1)Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)Represents the value realized upon vesting of PSUs and RSUs, based on the market value of the shares on the vesting date. The Company withheld or netted for tax purposes the following number of shares from the distribution of shares upon vesting: Mr. Deno, 30,053; Mr. Meyer, 4,496; Mr. Scarlett, 14,535; Ms. Lefferts, 6,581; and Mr. Stutts, 5,145.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We offer a Deferred Compensation Plan for our highly compensated employees who are not eligible to participate in the OSI Restaurant Partners, LLC Salaried Employees 401(k) Plan and Trust, as described in “—Compensation Discussion and Analysis” under the heading “—Other Benefits and Perquisites.” We do not sponsor any defined benefit pension plans.

The following table summarizes contributions during 2021 to our Deferred Compensation Plan by the only NEO who participated along with aggregate earnings/losses for the year and the aggregate balance as of December 26, 2021. We did not make any contributions to the plan during 2021. Participants are fully vested in all contributions to the plan. The amounts listed as executive contributions are included as “Salary” in the “Summary Compensation Table.” The aggregate earnings are not reflected in “All Other Compensation” in the “Summary Compensation Table.”

NAMED EXECUTIVE OFFICER	AGGREGATE BALANCE AT DECEMBER 27, 2020	EXECUTIVE CONTRIBUTIONS IN 2021	AGGREGATE EARNINGS IN 2021	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN 2021	AGGREGATE BALANCE AT DECEMBER 26, 2021
Kelly M. Lefferts	$672,481	$49,726	$114,594	$—	$836,802

Potential Payments Upon Termination or Change in Control

Each of the NEOs is party to an employment agreement or offer of employment and other arrangements with us, which are summarized below, and may entitle him or her to payments or benefits upon a termination of employment and/or a change in control. See the table included under “Executive Benefits and Payments Upon Separation” below for the amount of compensation payable under these agreements and arrangements to the individuals serving as NEOs as of the end of fiscal 2021.

Change in Control Plan

The Change in Control Plan entitles executive officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment upon or within the 24 months following certain change-in-control events. A qualifying termination is a termination by us for any reason other than cause, or by the employee for good reason, in each case as defined in the Change in Control Plan.

Under the Change in Control Plan, in the event of a qualifying termination within the 24 months following a change in control, the named executive officers are each entitled to receive the following benefits:

•A severance payment, payable in a lump sum 60 days after the termination, equal to (a) with respect to Mr. Deno, two times the sum of his base salary and his target annual cash bonus and (b) with respect to the other named executive officers, one and one-half times the sum of base salary and target annual cash bonus

•Accelerated vesting of all outstanding equity awards

•Continued eligibility to participate in group health benefits for 18 months following the termination

•Outplacement services for six months following the termination

•Certain other accrued benefits

The severance payments and other benefits described above will be reduced by the amount of any similar payments and benefits under any employment agreement or other arrangement with us and are subject to the employee’s compliance with non-competition and other restrictive covenants and the other terms and conditions of the Change in Control Plan.

Rights and Potential Payments Upon Termination or Change in Control: Mr. Deno

In April 2019, we entered into an amended and restated employment agreement with Mr. Deno for a five-year term that automatically renews for successive one-year terms unless either party elects not to renew by giving written notice to the other party not less than 60 days prior to the start of any renewal term. The employment agreement is also subject to earlier termination under certain circumstances described below.

Mr. Deno’s employment may be terminated as follows:

•Upon his death or disability (as defined in the agreement)

•By us for Cause. “Cause” is defined to include: (i) willful failure to perform, or gross negligence or insubordination in the performance of, his duties and responsibilities to us or our affiliates (other than any such failure from incapacity due to physical or mental illness), subject to notice and cure periods; (ii) indictment or conviction (or plea of guilty or nolo contendere) of a felony or other crime involving moral turpitude; (iii) engaging in dishonesty, illegal misconduct or gross misconduct that is intentionally harmful to us or our affiliates; (iv) any material and knowing violation by him of any covenant or restriction contained in his employment agreement or any other agreement entered into with us or our affiliates; or (v) any material violation of any of our or our affiliates’ published policies (including with respect to discrimination and harassment, responsible alcohol policy, insider trading policy and security policy)

•By Mr. Deno for Good Reason. “Good Reason” is defined to include: (i) the assignment of duties inconsistent with his position as Chief Executive Officer or a material diminution in the nature or scope of his duties, authority or responsibilities; (ii) a reduction of his annual base salary, unless a similar reduction is made in salary of all similarly situated employees; (iii) requiring him to be based at a location in excess of 50 miles from the location of our principal executive offices in Tampa, Florida; or (iv) a material breach by us of our obligations under his employment agreement

•By us other than for Cause

•By Mr. Deno other than for Good Reason, upon ninety (90) days’ prior written notice to the Company

•By Mr. Deno by reason of retirement

Mr. Deno will be entitled to receive severance benefits if his employment is terminated by us other than for Cause or if he terminates employment for Good Reason. If his employment is terminated under these circumstances, he will be entitled to receive severance equal to two times the sum of his base salary at the rate in effect on the date of termination, payable in a lump sum within sixty days following the effective date of such termination, plus a pro rata portion of his target bonus for the year of termination and pro rata vesting of the RSUs, PSUs and stock options granted in connection with his appointment as Chief Executive Officer.

In the event Mr. Deno’s employment is terminated due to his death or disability, he will receive any base salary amount and any annual bonus amount for the preceding fiscal year earned but not paid as of the date of his employment termination, any accrued and payable travel or business expenses and benefits under the employee benefit plan, plus a pro rata portion of his target bonus for the year of termination and pro rata vesting of the RSUs, PSUs and stock options granted in connection with his appointment as Chief Executive Officer.

In the event Mr. Deno’s employment is terminated due to his retirement, he will receive any base salary amount and any annual bonus amount for the preceding fiscal year earned but not paid as of the date of his employment termination, plus pro rata vesting of the RSUs, PSUs and stock options granted in connection with his appointment as Chief Executive Officer.

A change in control of the Company does not trigger any severance payments to him under the employment agreement. However, in the event of a qualifying termination within the 24 months following a change in control, Mr. Deno would be entitled to receive the benefits described above under “—Change in Control Plan.”

Separation Agreement: Mr. Stutts

Effective December 20, 2021, Mr. Stutts employment was terminated without Cause, at which time Mr. Stutts and the Company entered into a separation agreement. Upon the effectiveness of the separation agreement, Mr. Stutts’s short-term incentive and unvested long-term equity compensation were forfeited as of his departure date. The separation agreement sets forth our obligations to make payments to Mr. Stutts, including a one-time lump sum severance payment of $1,600,000 and $5,547 for COBRA premiums required to extend coverage of health and welfare benefits for 12 months, and a one-time amount of $3,599 for tax obligations resulting from this COBRA subsidy. All payments are subject to compliance with non-solicitation covenants through December 20, 2022, and Mr. Stutts’s execution of a release and waiver of claims against the Company.

All of Mr. Stutts’s unvested equity awards terminated as of December 20, 2021. His vested stock options remain exercisable through December 20, 2022 under the terms and conditions of his separation agreement.

Equity Awards

As a general matter, unless otherwise provided in an individual’s award agreement or other agreement, and depending on the reason for termination, upon a termination of employment or other continuous service, all unvested equity awards will terminate and vested stock options must be exercised within certain limited time periods after the date of termination. If the individual’s employment is terminated for cause (as defined in the award or other applicable agreement), all stock options, whether vested or unvested, and all unvested PSUs and RSUs will terminate immediately. If the individual’s termination is due to death or disability, all stock options and RSUs that are not vested will become immediately vested in full upon such termination and a pro rata portion (based on the portion of the applicable performance period that passed prior to termination of the individual’s employment) of the target number of PSUs will immediately vest and become payable in shares of common stock upon such termination. Stock options accelerated due to death or disability become exercisable on the award’s original vesting schedule.

Awards under the 2012 Equity Plan, if unvested, will forfeit upon retirement. Under the 2016 Equity Plan, if the NEO retires on or after age 60 with five years of service with the Company or an affiliate (“Retirement under 2016 Plan”) prior to the vesting or forfeiture of the RSUs, then the number of RSUs that vest shall be determined as of the date of the Retirement under 2016 Plan on a pro rata basis, determined based on the number of full months of employment completed from the date of grant to the date of the Retirement under 2016 Plan divided by the number of full months of the original vesting period. If the NEO retires prior to the vesting or forfeiture of the option to purchase shares of our common stock, the NEO may exercise the option at any time within 12 months following the date of Retirement under 2016 Plan (but in no event later than ten years after the date of grant). Under the 2020 Equity Plan, if the NEO retires on or after age 60 with five years of service, or age 55 with ten years of service with the Company or an affiliate (“Retirement under 2020 Plan”) prior to the vesting or forfeiture of stock options, RSUs, or PSUs, then the number of stock options, RSUs or PSUs that vest shall be determined as of the date of the Retirement under 2020 Plan on a pro rata basis, determined based on the number of full months of employment completed from the date of grant to the date of the Retirement under 2020 Plan divided by the number of full months of the original vesting period and, in the case of PSUs, the PSUs earned shall be determined at the end of the performance period based on the actual performance levels achieved. If the NEO retires prior to the vesting or forfeiture of the option to purchase shares of our common stock, the NEO may exercise the option at any time following the date of Retirement under 2020 Plan (but in no event later than the original expiration date of the grant, generally the tenth anniversary of the date of grant).

The Compensation Committee may provide for accelerated vesting of an award upon, or as a result of events following, a change of control. This may be done in the award agreement or in connection with the change of control. In the event of a change of control, the Compensation Committee may also cause an award to be canceled in exchange for a cash payment to the participant or cause an award to be assumed by a successor corporation.

Our forms of award agreements under the 2012, 2016 and 2020 Equity Plans provide as follows:

•Restricted stock and RSU awards to our directors become fully vested upon a change of control

•Restricted stock awards for our employees and consultants provide that upon a change of control (a) restricted stock that remains outstanding or is exchanged or converted into securities of the acquiring or successor entity will continue to vest in accordance with the terms set forth in the award agreement and (b) if the restricted stock will be canceled in exchange for cash consideration, (x) in the case of awards held by our executive officers at the time of such change of control, the restricted stock will instead be converted into a right to receive such cash consideration upon satisfaction of the vesting and other terms and conditions of the award agreement in effect immediately prior to the change of control and (y) in the case of other award recipients, the award will fully vest and be exchanged for the cash consideration at the time of the change of control

•PSU awards provide that if the award recipient’s employment or other service status with us terminates, the award will terminate as to any units that are unvested at the time of such termination, unless (a) such termination is due to death or disability, in which case a pro rata portion of the award shall vest based on the portion of the performance period for which service was provided, or (b) the termination occurs before the vesting date but after the end of the performance period and is other than for cause (as defined in the agreement), in which case the applicable number of units will vest for that performance period as if such termination had not occurred

In addition, as described above under “—Change in Control Plan,” in the event of a qualifying termination within the 24 months following a change in control, each of our named executive officers will be entitled to accelerated vesting of all outstanding equity awards.

Restrictive Covenants

Mr. Deno is subject to certain restrictive covenants under his current employment agreement. This includes covenants covering noncompetition, nondisclosure, nonsolicitation and nonpiracy. Based on the terms of the agreement, Mr. Deno agreed to these restrictive covenants during employment for 24 months following a termination of employment for any reason. Continued compliance with these restrictive covenants is a condition to our obligation to pay any severance amount due to Mr. Deno under his employment agreement.

Messrs. Meyer, Scarlett, Murtha and Ms. Lefferts are and Mr. Stutts was subject to certain restrictive covenants as per their offers of employment. These include covenants covering noncompetition, nondisclosure, nonsolicitation and nonpiracy. Each has agreed to these restrictive covenants during employment and for 12 months following a voluntary separation or separation for Cause, or in the event of separation for any reason other than voluntary resignation, for a period equal to the period used for calculating the amount of severance paid upon termination, if any.

Executive Benefits and Payments Upon Separation

The table below reflects the amount of compensation payable under the arrangements described above to the individuals serving as NEOs following a termination of employment (i) by us without Cause or by the executive for good reason without a change in control, (ii) by us without Cause or by the executive for good reason, following a change in control assuming that such termination constitutes a qualifying termination under the Change in Control Plan, (iii) by the executive voluntarily, (iv) as a result of retirement, (v) as a result of disability or (vi) as a result of death, in each case, assuming that such termination of employment occurred on December 26, 2021. Mr. Stutts, who departed from the Company effective December 20, 2021, received the compensation described above under “Separation Agreement: Mr. Stutts.”

No payments or benefits are due to the NEOs following a termination of employment for Cause. The table assumes that the change in control transaction resulted in per share consideration of $20.95, which was the closing price per share of our common stock on the NASDAQ Global Select Market on December 23, 2021, the last market day of our fiscal year. The actual amounts to be paid upon a termination of employment or a change in control can only be determined at the time of such executive’s separation from us, or upon the occurrence of a change in control (if any).

NAMED EXECUTIVE OFFICER	EXECUTIVE PAYMENTS AND BENEFITS UPON SEPARATION	INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON WITHOUT CHANGE IN CONTROL	INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON WITH CHANGE IN CONTROL	VOLUNTARY TERMINATION	RETIREMENT	DISABILITY	DEATH
	(1)	($)	($)	($)	($) (2)	($)	($)
David J. Deno	Severance	3,150,000	4,500,000	—	—	—	—
	Equity Awards (3)	—	11,422,037	—	3,505,589	7,065,248	7,065,248
	Health Benefits	—	18,441	—	—	—	—
	Total	3,150,000	15,940,478	—	3,505,589	7,065,248	7,065,248
Christopher Meyer	Severance	—	1,575,000	—	—	—	—
	Equity Awards (3)	—	2,242,331	—	—	1,404,341	1,404,341
	Health Benefits	—	25,308	—	—	—	—
	Total	—	3,842,639	—	—	1,404,341	1,404,341
Gregg D. Scarlett	Severance	—	2,227,500	—	—	—	—
	Equity Awards (3)	—	3,820,642	—	758,181	2,622,144	2,622,144
	Health Benefits	—	25,433	—	—	—	—
	Total	—	6,073,575	—	758,181	2,622,144	2,622,144
Patrick Murtha	Severance	—	1,387,500	—	—	—	—
	Equity Awards (3)	—	406,137	—	112,837	233,872	233,872
	Health Benefits	—	1,254	—	—	—	—
	Total	—	1,794,891	—	112,837	233,872	233,872
Kelly M. Lefferts	Severance	—	1,387,500	—	—	—	—
	Equity Awards (3)	—	1,341,701	—	358,601	991,445	991,445
	Health Benefits	—	15,969	—	—	—	—
	Total	—	2,745,170	—	358,601	991,445	991,445
Michael L. Stutts (4)	Severance	1,600,000	—	—	—	—	—
	Equity Awards (3)	—	—	—	—	—	—
	Health Benefits	9,146	—	—	—	—	—
	Total	1,609,146	—	—	—	—	—
__________________
(1)Amounts in the table do not include amounts for accrued but unpaid base salary, annual bonus or other expenses.
(2)The amount in the column represents prorated vesting of eligible equity awards as of December 26, 2021, calculated at target performance.
(3)Amounts represent intrinsic value of unvested in-the-money stock options since the fair market value of a share of our common stock, as of December 23, 2021, was greater than the exercise price of certain stock options held by the named executive officers. Certain stock option grants were out-of-the-money as of the fiscal year end and are included above with a value of $0. Amounts exclude intrinsic value of vested in-the-money stock options. If termination is due to Death or Disability, then all RSUs that are not vested shall become immediately vested in full upon such termination and a pro rata portion (based on the portion of the Performance Period that passed prior to termination of Participant’s Continuous Service) of the Target Number of PSUs will immediately vest and become payable in shares upon such termination, as those terms are defined in the applicable plans. Under the applicable award agreements, upon Retirement, the number of RSUs and PSUs that vest is determined as of the date of the Retirement on a pro rata basis based on the period employed from the grant date to the departure date and, in the case of PSUs, the PSUs earned shall be determined at the end of the performance period based on the actual performance levels achieved (which are assumed to be at target for purposes of the table). The dollar amounts are determined by multiplying the number of shares subject to the accelerated or pro rata vested RSUs and PSUs, as applicable, by $20.95, the closing price of the Company’s common stock on December 23, 2021.
(4)Mr. Stutts, who departed from the Company effective December 20, 2021, received the compensation described above under “Separation Agreement: Mr. Stutts.” This amount includes a one-time amount of $3,599 for tax assistance related to the payment of COBRA premiums in accordance with the agreement.

CEO Pay Ratio

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO, as required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K.
For fiscal year 2021,
•The median of the annual total compensation of all our employees, other than Mr. Deno, was $16,334.

•Mr. Deno’s annual total compensation was $7,518,278, as reported in the Total column of the Summary Compensation Table.

Based on this information, the ratio of the annual total compensation of Mr. Deno to the median of the annual total compensation of all employees is estimated to be 460 to 1.
As discussed in the Compensation Discussion and Analysis, Mr. Deno’s compensation for 2021 shown above includes a one-time enhancement to the value of his annual long-term incentive award in the form of a PSU grant with a fair value of $1,000,028 which vests over a three-year period. While the relevant rules do not permit for the exclusion of such non-recurring items from the published ratio, it should be noted that without the one-time enhancement, the ratio of the annual total compensation of Mr. Deno to the median of the annual total compensation of all employees is estimated to be 399 to 1.
To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
1)We selected October 1, 2021 as the date on which to determine our median employee. As of that date, we had 75,263 employees, with 63,453 employees based in the United States and 11,810 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 32 employees in China and 937 employees in Hong Kong. After considering the de minimis exemption, 63,453 employees in the United States and 10,841 employees located outside of the United States were considered for identifying the median employee.
2)For purposes of identifying the median employee from our employee population base, we considered total cash compensation, as compiled from our payroll records. We selected total cash compensation as it represents the principal form of compensation delivered to all our employees and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended October 1, 2021. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on October 1, 2021.
3)The median employee referenced above is different than the median employee identified in the 2021 Proxy Statement. The original median employee terminated employment with the Company in 2021. As permitted by the SEC rules, the median employee identified above is one whose compensation is substantially similar to the original median employee referenced in the 2021 Proxy Statement based on the compensation measure used to select the original median employee.
4)Using this methodology, we determined that our median employee was a part-time employee. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, geographic footprints and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. With regard to restaurant, hospitality and retail companies, comparability may further be impacted by additional factors including the mix of company-owned to franchised units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted a written Code of Conduct and a Related Party Transactions Policy, which supplements the Code of Conduct. The Code of Conduct applies to our directors, officers, and employees, and the Related Party Policy applies to our executive officers. These policies require disclosure of the material terms of any applicable related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction. The policies require that all related person transactions must be reported to the Chief Legal Officer and are subject to the approval or ratification by the Audit Committee. The Audit Committee may approve or ratify the transaction if it determines that the transaction is in the best interests of the Company and its stockholders.

The transaction below was reviewed under our Code of Conduct and also reviewed under the Related Party Transactions Policy subsequent to July 22, 2015, which is the date of its adoption.

Related Party Transactions

We guarantee lease payments by MVP LRS, LLC (“MVP”), an entity in which Robert D. Basham (one of our founders who was known to us to beneficially own more than 5% of our common stock in 2021) is a partner, under a third party lease for a former Lee Roy Selmon’s restaurant location that MVP purchased from us in 2008 and then converted to a Glory Days Grill® restaurant in 2018. The lease guaranty expires in 2037. The estimated base rent payments made by MVP under the lease totaled $87,294 for 2021. As guarantor, we are also contingently liable for percentage rent, real estate taxes, insurance expense and certain other operating expense payments under the lease.

According to a Schedule 13G/A filed with the SEC on February 10, 2022, Mr. Basham’s beneficial ownership of our common stock is now less than 5%.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. The Audit Committee has the duties and powers described in its written charter adopted by the Board. A copy of the charter is available on the Company’s website at: https://investors.bloominbrands.com/corporate-governance.

The Audit Committee is responsible for the engagement, compensation, retention and oversight of the work performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In fulfilling its oversight responsibility, the Audit Committee carefully reviews and considers the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

The Audit Committee reviewed and discussed the audited consolidated financial statements of Bloomin’ Brands, Inc. to be included in its Annual Report on Form 10-K for the 2021 fiscal year with the Company’s management and PricewaterhouseCoopers LLP. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200.

The Audit Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Bloomin’ Brands, Inc.’s Annual Report on Form 10-K for its 2021 fiscal year for filing with the SEC.

Submitted by the Audit Committee
John J. Mahoney, Chairman
James R. Craigie
Lawrence V. Jackson

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than November __, 2022. Such proposals should be delivered to Bloomin’ Brands, Inc., Attn: Corporate Secretary, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607 (and we encourage you to send a copy via email to CorporateSecretary@bloominbrands.com).

Stockholders who intend to submit nominations to the Board of Directors or present other proposals for consideration at our 2023 annual meeting (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) must comply with all provisions of our bylaws with respect to such nominations and proposals and provide timely written notice thereof. To be timely for our 2023 annual meeting, notice must be delivered to our Corporate Secretary at our principal executive offices no earlier than December 20, 2022 and no later than January 19, 2023. However, in the event that our 2023 annual meeting is to be held on a date that is not within 30 calendar days before or after April 19, 2023, to be timely, notice must be so delivered not later than the tenth calendar day following the date on which public announcement of the date of the 2023 annual meeting is first made.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have retained Harkins Kovler, LLC to assist in soliciting proxies for the annual meeting at an estimated cost of $25,000 plus out-of-pocket expenses and have agreed to indemnify Harkins Kovler against certain liabilities arising out of or in connection with their engagement.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of

Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Bloomin’ Brands will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, you may write or call the Bloomin’ Brands Investor Relations Department at Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, Attention: Investor Relations, telephone (813) 830-5311.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of the Bloomin’ Brands Annual Report on Form 10-K for the fiscal year ended December 26, 2021, including the consolidated financial statements, list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Bloomin’ Brands Investor Relations Department at Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, Attention: Investor Relations, telephone (813) 830-5311. The Annual Report on Form 10-K is also available in the Investors section at www.bloominbrands.com.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Kelly Lefferts Secretary

Dated: March __, 2022

Appendix A

Amendments to the Third Amended and Restated Certificate of Incorporation of Bloomin’ Brands, Inc. (the “Charter”) to Eliminate Supermajority Voting Requirements
    If our stockholders approve Proposal No. 4, the Company intends to file with the Delaware Secretary of State the documents necessary to amend the Charter as follows (with additions shown in underlined text and deletions shown in text that has been struck through):
ARTICLE V – BOARD OF DIRECTORS
[…]
(c)Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, (i) prior to the ~~2023~~2024 annual meeting of stockholders, the directors of the Corporation may be removed only for cause at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of at least ~~seventy-five percent (75%)~~a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; and (ii) from and after the ~~2023~~2024 annual meeting of stockholders, the directors of the Corporation may be removed with or without cause at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of at least ~~fifty percent (50%)~~a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VII – MEETINGS OF STOCKHOLDERS
(a)No Action by Written Consent. ~~From and after the first date (the “Trigger Date”) on which investment funds affiliated with Bain Capital Partners, LLC and their respective successors and Affiliates (collectively, the “Bain Capital Entities”) and investment funds affiliated with Catterton Management Company, LLC and their respective successors and Affiliates (collectively, the “Catterton Entities” and together with the Bain Capital Entities, the “Sponsor Holders”) cease collectively to beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For the purpose of this Certificate of Incorporation, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).~~ Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VIII – AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS
(a)Certificate of Incorporation. The Corporation reserves the right to alter, amend, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, ~~no provision of Article V, Article VI, paragraphs (a), (b) and (c) of Article VII, this Article VIII, Article IX, Article X and Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, (i) prior to the Trigger Date, such alteration, amendment, repeal or adoption is approved by~~ the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, ~~and (ii) from and after the Trigger Date, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~shall be required to adopt, alter, amend, or repeal any provision of this Certificate of Incorporation.

(b)Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, alter, amend or repeal the bylaws. Any adoption, alteration, amendment or repeal of the bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors then in office. In addition to any other vote otherwise required by law, ~~from and after the Trigger Date,~~ the affirmative vote of the holders of at least ~~seventy-five percent (75%)~~a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required for stockholders to adopt, alter, amend or repeal the bylaws of the Corporation.

ARTICLE IX – BUSINESS COMBINATIONS

[…]

(c)Definitions. For purposes of this Article IX, references to:
(i)    “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.
~~(i)~~(ii)    “associate,” when used to indicate a relationship with any person, means: (1) any corporation, partnership, limited liability company, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (2) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii)    “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
~~(ii)~~(iv)        “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(1)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, limited liability company, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph (b) of this Article IX is not applicable to the surviving entity;
(2)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(3)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 25 I(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (3) shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(4)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(5)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (1)-(4) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
~~(iii)~~ (v)        “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, limited liability company, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
~~(iv)~~(vi)        “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (1) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (2) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the Affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) the Sponsor Holders, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (b) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
~~(v)~~(vii)        “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
(1)    beneficially owns such stock, directly or indirectly;
(2)    has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(3)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
~~(vi)~~(viii)    “person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.
~~(vii)~~(ix)    “stock” means, with respect to any corporation, capital stock, and with respect to any other entity, any equity interest.
~~(viii)~~(x)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
ARTICLE X – ~~RENOUNCEMENT OF CORPORATE AUTHORITY~~
~~(a)    Scope. The provisions of this Article X are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each Sponsor Holder and their respective Affiliates (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as officers or directors of the Corporation.~~
~~(b)    Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.~~
~~(c)    Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially or legally able or contractually permitted to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.~~

~~(d)    Amendment of this Article. No amendment or repeal of this Article X in accordance with the provisions of paragraph (a) of Article VIII shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the Corporation's bylaws or applicable law.~~
~~ARTICLE XI -~~ EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation's Certificate of Incorporation or bylaws or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE ~~XII~~XI - SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Appendix B

Amendments to the Third Amended and Restated Certificate of Incorporation of Bloomin’ Brands, Inc. (the “Charter”) to Permit a Special Meeting Request Right
    If our stockholders approve Proposal No. 5, the Company intends to file with the Delaware Secretary of State the documents necessary to amend Section (c) of Article VII of the Charter as follows (with additions shown in underlined text and deletions shown in text that has been struck through):
ARTICLE VII – MEETINGS OF STOCKHOLDERS
[…]
(c)Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation (i) may be called ~~only (i)~~ by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, ~~or~~and (ii) ~~prior~~subject to the ~~Trigger Date,~~applicable provisions of the bylaws of the Corporation, shall be called by the Board of Directors upon written request received by the Secretary of the Corporation ~~at the request of the~~from holders of ~~fifty~~ record or beneficial owners (a) representing in the aggregate at least twenty-five percent (~~50%) or more~~25%) of the voting power of the outstanding shares of ~~Common Stock~~capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting and (b) that have complied in full with the requirements set forth in the Corporation’s bylaws, as may be amended from time to time. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Appendix C

Amendments to the Third Amended and Restated Bylaws of Bloomin’ Brands, Inc. (the “Bylaws”) to Implement Procedures Relating to a Special Meeting Request Right
    If our stockholders approve Proposal No. 5, the Board intends to amend Section 2.2(g) and Section 2.3 of Article 2 of the Bylaws as follows (with additions shown in underlined text and deletions shown in text that has been struck through):
Section 2.2 Advance Notice of Nominations and Proposals of Business.
[…]
(g)Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or does not provide the information required by Section 2.2(c), including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2 and Section 2.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Section 2.3 Special Meetings; Notice.
    ~~Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.~~
(a)Special meetings of the stockholders of the Corporation (i) may be called by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (ii) subject to the provisions of this Section 2.3 and any other applicable provisions of these Bylaws, shall be called by the Board of Directors upon the written request (a “Stockholder Special Meeting Request”) received by the Secretary of the Corporation from holders of record or beneficial owners (each, a “Requesting Stockholder” and, collectively, the “Requesting Stockholders”) (A) representing in the aggregate at least twenty-five percent (25%) (the “Requisite Percentage”) of the voting power of the Corporation’s shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting (a “Stockholder Requested Special Meeting”); provided that such shares have been “owned” continuously by such Requesting Stockholders for at least one year prior to the date of the Stockholder Special Meeting Request (the “One-Year Period”) and (B) that have complied in full with the requirements set forth in these Bylaws.

For purposes of this Section 2.3, shares of stock of the Corporation shall be deemed “owned” if and only if the holder possess both (x) full voting and investment rights pertaining to the shares and (y) a full economic interest in the shares (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss); provided, however, that the number of shares calculated in accordance with the foregoing clauses (x) and (y) shall not include any shares: (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed; (B) borrowed by such holder or any of its affiliates for any purposes or purchased by such holder or any of its affiliates pursuant to an agreement to resell; or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of stock of the Corporation entitled to vote at the Stockholder Requested Special Meeting, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such holder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting, or altering to any degree the gain or loss arising from the full economic ownership of such shares by such holder or affiliate. Shares held in the name of a nominee or other intermediary shall be deemed “owned” by a holder so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the holder, but not during any period in which the holder has loaned the shares. The determination of the extent to which shares of stock of the Corporation are “owned” by a holder for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.
(b)In order for a Stockholder Requested Special Meeting to be called, the Stockholder Special Meeting Request must be signed and dated by the Requesting Stockholders or their duly authorized agents who are entitled to cast not less than the Requisite Percentage of votes on the matter or matters proposed to be brought before the Stockholder Requested Special Meeting and must be delivered by registered mail, return receipt requested, to the Secretary of the Corporation at the principal executive offices of the Corporation. Any Stockholder Special Meeting Request shall set forth with particularity: (i) the Requesting Stockholder(s) as they appear on the books of the Corporation, and if any Requesting Stockholder holds for the benefit of another, the name and address of such beneficial owner and of any Stockholder Associated Person; (ii) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by each Requesting Stockholder and Stockholder Associated Person and documentary evidence that the Requesting Stockholder(s) have owned the Requisite Percentage of shares continuously for the One-Year Period, from a person and in a form acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act, or any successor or replacement rule; (iii) an agreement by each Requesting Stockholder to promptly notify the Corporation upon any decrease in the number of shares owned by such Requesting Stockholder occurring between the date on which the Stockholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Stockholder Requested Stockholder Meeting and an acknowledgement by each Requesting Stockholder that the Stockholder Special Meeting Request shall be deemed to be revoked and any meeting scheduled in response may be canceled if the shares owned by the Requesting Stockholders do not represent ownership of at least the Requisite Percentage at all times between the date on which the Stockholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting; (iv) as to each matter that the Requesting Stockholder seeks to bring before the Stockholder Requested Special

Meeting, a brief description of such matter, the reasons for bringing such matter to be brought before the Stockholder Requested Special Meeting, the text of the matter or proposal at the Stockholder Requested Special Meeting (including the text of any resolutions proposed for consideration and in the extent that such matter or proposal includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the Requesting Stockholder has in the proposal or business; and (v) the information required by Section 2.2(c) of these Bylaws. The only business that may be conducted at the Stockholder Requested Special Meeting properly requested by the Requesting Stockholders shall be the business proposed in the Stockholder Meeting Special Request and set forth in the notice of such Stockholder Requested Special Meeting; provided, however, that the Board of Directors shall have the authority in its sole and final discretion to submit additional matters in the notice for such Stockholder Requested Special Meeting and to cause other business to be transacted at such Stockholder Requested Special Meeting.

(c)After receiving a Stockholder Special Meeting Request, the Board of Directors shall determine in good faith whether the Requesting Stockholders have satisfied the requirements set forth in these Bylaws, which determination shall be conclusive and binding, and the Corporation shall notify the Requesting Stockholders of the Board of Directors’ determination. If the Board of Directors determines that the Stockholder Special Meeting Request complies with the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Company’s Certificate of Incorporation, or these Bylaws, the Board of Directors shall call and send notice of a Stockholder Requested Special Meeting for the purpose(s) set forth in the Stockholder Special Meeting Request, as well as any additional purpose(s) deemed advisable in the sole and final discretion of the Board of Directors in accordance with Section 2.4 of these Bylaws. The Board of Directors shall determine the place, if any, date and time for such Stockholder Requested Special Meeting, which date shall be not later than 90 days after the date on which the Board of Directors determines that the Stockholder Special Meeting Request satisfies the requirements set forth in these Bylaws. The Board of Directors shall also set a record date for the determination of stockholders entitled to vote at such Stockholder Requested Special Meeting in the manner set forth in Section 6.5 of these Bylaws. Each Requesting Stockholder is required to update the information required by this Section 2.3 as of a date within 10 business days after such record date and as of a date within five business days before the date of such Stockholder Requested Special Meeting. The Board of Directors may adjourn, postpone, reschedule, or, if in accordance with these Bylaws, cancel any Stockholder Requested Special Meeting previously scheduled pursuant to this Section 2.3.

(d)In determining whether a Stockholder Requested Special Meeting has been requested by Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Stockholder Special Meeting Requests received by the Secretary of the Corporation will be considered together only if: (i) each Stockholder Special Meeting Request identifies substantially the same purpose or purposes of, and substantially the same matters proposed to be acted on at, the Stockholder Requested Special Meeting (in each case as determined in good faith in the sole and final discretion of the Board of Directors), which if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant request; and (ii) such Stockholder Special Meeting Requests have been dated and received by the Secretary of the Corporation within 30 days of the earliest dated Stockholder Special Meeting Request that was submitted in accordance with the requirements of this Section 2.3.

(e)Notwithstanding the foregoing provisions of this Section 2.3, the Board of Directors shall not be required to call a Stockholder Requested Special Meeting if: (i) the Stockholder Special Meeting Request does not strictly comply with each applicable requirement of these Bylaws; (ii) the business specified in the Stockholder Special Meeting Request is not a proper subject for stockholder action under applicable law, the Company’s Certificate of Incorporation, or these Bylaws; (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary receives the Stockholder Special Meeting Request and the Board of Directors determines that the business of such meeting includes, among any other matters properly brought before the annual or special meeting ) an identical or substantially similar item of business as the business specified in the Stockholder Special Meeting Request (“Similar Business”); (iv) the Stockholder Special Meeting Request is received by the Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders; (v) Similar Business was presented at any meeting of stockholders held within 120 days prior to receipt by the Secretary of the Stockholder Special Meeting Request; (vi) two or more Stockholder Requested Special Meetings have been held within the twelve-month period prior to the date the Stockholder Special Meeting Request is received by the Secretary; (vii) the Stockholder Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (viii) any information submitted pursuant to this Section 2.3 by any Requesting Stockholder is inaccurate in any material respect. For purposes of this Section 2.3, the removal of directors shall be “Similar Business” with respect to all items of business involving the nomination, election, or removal of directors, the changing of the size of the Board of Directors, and the filling of vacancies and/or newly created directorships. In addition, if none of the Requesting Stockholders who submitted a Stockholder Special Meeting Request appears or sends a qualified representative (as defined in Section 2.2(g)) to present the matters for consideration that were specified in the Stockholder Special Meeting Request, the Corporation need not present such matter for a vote at such Stockholder Requested Special Meeting regardless of whether proxies have been solicited with respect to such matters.

(f)Any stockholder who submitted a Stockholder Special Meeting Request may revoke its written request by written revocation received by the Secretary at the principal executive offices of the Corporation at any time prior to the Stockholder Requested Special Meeting. A Stockholder Special Meeting Request shall be deemed revoked and any meeting scheduled in response may be canceled if the Requesting Stockholders do not continue to own at least the Requisite Percentage at all times between the date the Stockholder Special Meeting Request is received by the Secretary and the date of the applicable Stockholder Requested Special Meeting, and each Requesting Stockholder shall promptly notify the Secretary of any decrease in ownership of the number of shares owned by such Requesting Stockholder. If, as a result of any revocations, there are no longer valid unrevoked written Stockholder Special Meeting Requests from Requesting Stockholders holding the Requisite Percentage, there shall be no requirement to call or hold the Stockholder Requested Special Meeting.

(g)The Board of Directors and any other person or body authorized by the Board of Directors shall have the power and authority to interpret this Section 2.3 and to make any and all determinations necessary or advisable to apply this Section 2.3 to any persons, facts or circumstances, including but not limited to whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the Requisite Percentage of this Section 2.3, whether a Stockholder Special Meeting Request complies with the requirements of this Section 2.3, and whether any and all requirements of this Section 2.3 have been satisfied. The Board of Directors and any other person or body authorized by the

Board of Directors may require a Requesting Stockholder to furnish any additional information as may be reasonably required by the Board of Directors, as determined solely and exclusively by the Board of Directors with such determination being final and binding, to permit the Board of Directors and any other person or body authorized by the Board of Directors to make any such interpretation or determination, and each Requesting Stockholder shall provide such information to the Board of Directors within 10 business days of such request. Any such interpretation or determination adopted in good faith by the Board of Directors or any other person or body authorized by the Board of Directors shall be final, conclusive, and binding on all persons, including without limitation the Corporation and all Requesting Stockholders.

BLOOMIN' BRANDS INC®

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2022 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3, 4 and 5, and AGAINST Proposal 6

1. To be elected as Class I directors with terms expiring in 2023:

	For	Against	Abstain		For	Against	Abstain
01 - Tara Walpert Levy	☐	☐	☐	02 - Elizabeth A. Smith	☐	☐	☐

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2022 Annual Meeting Admission Ticket

2022 Annual Meeting of Bloomin' Brands, Inc. Stockholders

The 2022 Annual Meeting of Bloomin' Brands, Inc. Stockholders will be held on April 19, 2022, 8:00 A.M. EDT, virtually via the internet at www.meetnow.global/M4Z9DPS and in person at Corporate Center One, 2202 North West Shore Boulevard, 4th Floor Tampa, Florida 33607.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at: www.edocumentview.com/BLMN

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Proxy - Bloomin' Brands, Inc.

Notice of 2022 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — April 19, 2022

David J. Deno, Christopher Meyer and Kelly Lefferts, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Bloomin' Brands, Inc. to be held on April 19, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3, 4 and 5, and AGAINST Proposal 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)